SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 1, 1996



                              CENTURY CASINOS, INC.
             (Exact name of registrant as specified in its charter)



                                    Delaware
                 (State or other jurisdiction of incorporation)

           0-22290                                           84-1271317
         (Commission                                     (I.R.S. Employer
         File Number)                                   Identification No.)



                        50 South Steele Street, Suite 755
                             Denver, Colorado 80209
          (Address of principal executive offices, including zip code)


                                 (303) 388-5848
              (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets

     Acquisition of Womack's Saloon & Gaming Parlor. On July 1, 1996, the Registrant, through a wholly-owned subsidiary, purchased substantially all of the assets, and assumed substantially all of the liabilities, of Gold Creek Associates, L.P. ("Gold Creek"), the operator of Womack's Saloon & Gaming Parlor ("Womack's") in Cripple Creek, Colorado. Prior to the acquisition, the Registrant and its affiliates were not affiliated with Gold Creek or its affiliates.

     The total purchase price of the acquisition was approximately $13.5 million, consisting of a base cash payment of $5 million plus $320,000 for the amount of estimated working capital as of the closing date, a promissory note of $5.2 million issued to Gold Creek and the assumption of existing debt of Gold Creek of approximately $3 million. The working capital portion of the purchase price is subject to final determination 60 days after the closing date. Additionally, the agreement provides that on July 1, 1998, the Registrant will issue 1,060,000 shares of its common stock, valued at approximately $2 million based on recent trading prices, to two principals of Gold Creek who entered into consulting contracts with the Registrant at closing. The number of shares to be issued is subject to upward adjustment, determined by a formula, to the extent that the trading price of the Registrant's common stock is less than $1.58 at the time of issuance, and subject to downward adjustment to the extent that the trading price exceeds $4.00 at the time of issuance. The purchase price was negotiated through arms' length bargaining between the parties. In determining the amount of consideration that was ultimately agreed to, the Registrant took into account many factors, including a review of the historical operating results of Womack's, the growth potential of Womack's and the Cripple Creek market, and the long-term prospects of combining Womack's with the Registrant's Legends Casino (these two properties are contiguous), including the operating efficiencies that could be achieved.

     The promissory note issued to Gold Creek bears interest at 9% and provides for monthly payments of only interest for 18 months; thereafter, monthly principal payments of $43,121, plus interest on the unpaid principal, are required, with a final balloon principal payment of $2,328,000 due in July 2003. The note is secured by substantially all of the tangible assets purchased, subject to existing encumbrances, and the Registrant is required to meet certain financial covenants.

     In addition to the financing provided by Gold Creek, additional funds required to complete the acquisition were raised through private sales of common stock of the Registrant, with net proceeds of $4,552,000 from 4,072,233 shares sold. In connection with sales of common stock by a placement agent, the Registrant also issued warrants to the placement agent to purchase 150,000 shares of the Registrant's common stock at $2.36 per share. The warrants have a term of five years. In addition, the Registrant issued a $500,000 convertible debenture to a private investor. The debenture bears interest at 10.5%, payable quarterly. The holder has the option to convert the outstanding principal into the Registrant's common stock at $1.84 per share, subject to a minimum per conversion transaction of $50,000. The Registrant has the option to repay the note, in whole or in part, after the first anniversary date at 132% of the outstanding principal. The prepayment amount declines to 127% after the second anniversary date, 122% after the third anniversary date and 116% after the fourth anniversary date. The entire unpaid principal is due on May 30, 2001.

     In a transaction coincident with the above described Gold Creek transaction, the Registrant purchased from an unaffiliated third party a 9% first mortgage note on the Womack's casino property for $1,337,500. The principal amount of the note, which is included in debt assumed by the Registrant in the acquisition, was $1,248,000 at the date of purchase by the Registrant. The premium of approximately $89,500 paid by the Registrant to purchase the note is being amortized to expense ratably through 1999, the remaining term of the note.

         The Registrant will account for the Gold Creek acquisition using the purchase method of accounting, whereby the total purchase price, including direct out-of-pocket costs of the acquisition, will be allocated to the assets purchased and liabilities assumed based on their estimated fair values. The excess of the purchase price over the identifiable net assets, which excess the Registrant preliminarily estimates will approximate $9 million, will be amortized to expense ratably over 15 years.

         Description of Assets and Properties. Womack's consists of three contiguous parcels of real property and improvements: Womack's Saloon and Gaming Parlor, Diamond Lil's and the Golden Horseshoe. Womack's has a total of approximately 310 slot and video devices and four blackjack tables. It has 23,900 square feet of floor space, an 80-seat restaurant, three bars, nine hotel rooms, offices, and public areas. Womack's has 100 feet of frontage on Bennett Avenue, the main gaming thoroughfare in Cripple Creek, Colorado. Womack's began gaming operations in July 1992, and expanded in May 1994 through acquisition of the neighboring Diamond Lil's casino. In July 1995, Womack's acquired its other neighboring casino and renamed it the "Golden Horseshoe."

         Womack's Saloon and Gaming Parlor is located at 210 East Bennett Avenue, Cripple Creek and the real properties and improvements are owned in fee simple subject to several encumbrances, including a security interest granted to Gold Creek.

         The Golden Horseshoe consists of a leasehold interest in the real property and improvements located at 220 East Bennett Avenue. An unaffiliated third party, as fee owner of the property, granted first and second deeds of trust for the benefit of Park State Bank ("Park") and Community Banks of Colorado Cripple Creek ("Community"), respectively. The third party then leased the property to Teller Realty, Inc. ("Teller") and granted to Teller an option to acquire the fee interest in the property. Teller subsequently executed a sublease to the property with Gold Creek, and granted to Gold Creek a suboption to purchase the property through Teller's purchase option. The Registrant's wholly-owned subsidiary which purchased Womack's, WMCK Acquisition Corp. ("WMCK") has executed separate subordination, non-disturbance and attornment agreements with each of Park and Community, pursuant to which WMCK has agreed that its interest in the sublease is subordinate to the liens arising out of the deeds of trust in the fee estate in favor of Park and Community. In return, Park and Community have each agreed (i) not to disturb WMCK's possessory rights in and to the property, and (ii) to honor the sublease and suboption, should either foreclose on their respective lien, so long as WMCK is not in default under the sublease, and so long as WMCK attorns to Park, Community or any purchaser at a foreclosure. The sublease, as assigned to WMCK, provides for monthly rental payments of $16,000, and expires on June 30, 2005 unless terminated earlier by WMCK with 12 months' notice. The suboption may be exercised at the expiration of the sublease at an exercise price of $1,500,000. Teller, the third party, Gold Creek and WMCK have executed a four-party agreement evidencing the assignment of the sublease and suboption, as well as the consent to these assignments. None of the above entities other than WMCK is affiliated with the Registrant.

     Diamond Lil's comprises the real property and improvements at 208 East Bennett Avenue. This property was leased by Gold Creek from Louie D. Carleo d/b/a L.D.C. Properties ("Carleo"). Subsequently, Carleo executed a deed of trust on the fee interest to secure a promissory note issued to Community. Carleo then conveyed the fee interest in the property, subject to the lease and the deed of trust, to T.J.L.Enterprises, Inc. ("TJL"). Gold Creek conveyed its interest in the lease to WMCK, and TJL and WMCK have executed a new lease on the property. WMCK and Community have executed a subordination, non-disturbance and attornment agreement pursuant to which WMCK has agreed that its interest in the lease is subordinate to Community's lien arising out of the deed of trust in the fee estate, and Community has agreed not to disturb WMCK's possessory rights in and to the property should Community foreclose on its lien, so long as WMCK is not in default under the lease, and so long as WMCK attorns to Community or any purchaser at foreclosure. The terms of the final lease between TJL and WMCK provide for monthly rental payments of approximately $14,600 and the lease expires in 2004. In addition, the lease provides WMCK with an option to purchase the property after one year for approximately $2,000,000. None of the above entities other than WMCK is affiliated with the Registrant.

         Marketing Plan. Due to the size and customer traffic of Womack's, management believes that, at present, the Womack's name has a higher level of brand recognition in Cripple Creek than the Legends Casino. In addition, through use of a modern slot machine player tracking system along with an expanded player club, Womack's has a larger and more established client data base. For these reasons, the Registrant plans that the combined properties will initially highlight the Womack's name. After future upgrading of the combined properties, the gaming operations may be relaunched under the Legends Casino trade name.

         Management anticipates that the overall marketing plan will initially focus on extending the slot machine player tracking system of Womack's to Legends Casino's slot machines and the new slot machines that are contemplated to be installed. The player tracking system is a computerized program that tracks each player's use of gaming machines, including time spent playing, machines played and dollar amounts spent while playing. Management believes the combination of the Womack's and Legends Casino data bases should contain approximately 40,000 customer profiles. All Legends Casino customers added to the data base will be offered the same benefits as existing player club members of Womack's.

         Management has formulated marketing concepts to target three areas -- regular player development (increased play from regular players), inactive player development (attracting former and infrequent players back to play) and new player development (attracting new players). Marketing activities will generally consist of direct mailings to regular players and one-on-one contact with inactive players through telemarketing and direct mailing. The Registrant will seek to attract new players through conventional retail marketing. Over the medium and longer term, the Registrant intends to expand marketing to cover a larger geographic area and include the promotion of banquet facilities and additional hotel rooms, which are planned as part of the development of the Cripple Creek operations. The Registrant also plans to institute an expanded bus transportation program in conjunction with group packages to be marketed directly and through travel agencies.

     Development Plan. Management has planned certain consolidation, expansion and capital improvement programs in connection with combining the Registrant's Legends Casino, with Womack's, which cover three phases. Phase I is expected to encompass: (i) creating openings in the common walls in order to open up and integrate the gaming areas of Legends Casino and Womack's; (ii) expanding the existing player tracking system of Womack's to include all of the Legends Casino gaming devices; (iii) adding and promoting gaming activities on second floor areas; (iv) constructing easy and open access to second floor gaming areas; and
(v) making general interior enhancements. Phases II and III will not be implemented until market demand demonstrates the need for further expansion and acceptable financing can be arranged. While these phases have been reviewed by management and considerable effort has been spent formulating the proposed strategy, the plans may be changed, altered significantly or terminated by management in its discretion as conditions warrant. Phase II is contemplated to involve the construction of a hotel and casino to be connected to the combined casino operations and/or the acquisition of another gaming operation in Cripple Creek. Phase III is contemplated to involve the further expansion of a hotel, expansion of the combined casinos and construction of a multilevel parking garage. Phase I is expected to be substantially completed during the twelve months ending June 30, 1997.

         Management believes that an integral component of attracting gaming patrons in Cripple Creek is adequate, nearby parking spaces. Management believes that it has secured or will be able to secure adequate parking for the contemplated combined operations, including planned growth. Presently the Registrant has rights to the use of 22 nearby property lots, containing approximately 242 parking spaces. Approximately 88 of the spaces are held pursuant to two month-to-month leases. Another 44 spaces are held pursuant to a month-to-month sublease. The remaining 110 spaces are presently subject to a lease/option to purchase the property covering these 110 spaces, and the Registrant has full use of the lots. Management believes that the Registrant could obtain satisfactory parking spaces if existing arrangements were terminated or became inadequate.

Item 7.  Financial Statements and Exhibits

         The following financial statements are filed herewith: (i) Gold Creek Associates, L.P. (a Limited Partnership) Financial Statements as of and for the Two Years in the Period Ended December 31, 1995 and Independent Auditors'
Report; (ii) Gold Creek Associates, L.P. (a Limited Partnership) Unaudited Balance Sheet as of March 31, 1996, Unaudited Income Statements for the Three Months Ended March 31, 1996 and 1995, and Unaudited Condensed Statements of Cash Flows for the Three Months Ended March 31, 1996 and 1995; (iii) Century Casinos, Inc. Unaudited Pro Forma Combined Balance Sheet as of March 31, 1996, Unaudited Pro Forma Combined Income Statement for the three months ended March 31, 1996 and Unaudited Pro Forma Combined Income Statement for the year ended December 31, 1995.

The following exhibits are incorporated herein:

Name of Exhibit                                                      Exhibit No.
- ---------------                                                      -----------

Asset  Purchase  Agreement  dated as of September 24, 1995 by and
Among Gold Creek  Associates,  L.P., WMCK  Acquisition  Corp. and
Century Casinos,  Inc., along with First American thereto,  filed with the Registrant's Form 10-KSB for the Year Ended December 31,
1995, and incorporated herein by reference                                 10.51

         The following exhibits are filed herewith:

Name of Exhibit                                                      Exhibit No.
- ---------------                                                      -----------

Second  Amendment to Asset  Purchase  Agreement  dated as of
April 10,  1996,  among Gold Creek  Associates,  L.P.,  WMCK
Acquisition Corp. and Century Casinos, Inc.                                10.59

Promissory Note dated March 19, 1992, made by Chrysore, Inc.
in the original  principal amount of $1,850,000 payable to R
& L Historic  Enterprises,  together with  Assignment  dated
September   14,  1992  of  said   Promissory   Note  to  TJL
Enterprises,  Inc. and Assignment dated May 16, 1996 of said
Promissory Note to Century Casinos, Inc.                                   10.60

Promissory Note dated July 1, 1996, made by WMCK Acquisition
Corp. in the original principal amount of $5,174,540 payable to Gold Creek Associates, L.P., together with Guaranty dated
July 1, 1996, of said  Promissory  Note by Century  Casinos,
Inc.                                                                       10.61

Building  Lease  dated  as  of  July  1,  1996,   among  TJL
Enterprises,   Inc.,  WMCK  Acquisition  Corp.  and  Century
Casinos,  Inc.,  together with  Memorandum of Building Lease with Option to Purchase dated as of July 1, 1996,  among the
same parties                                                               10.62

Four Party  Agreement,  Assignment  and Assumption of Lease,
Consent  to  Assignment  of  Lease,  Confirmation  of Option
Agreement and Estoppel  Statements dated as of July 1, 1996, among Harold William Large, Teller Realty,  Inc., Gold Creek
Associates, L.P., and WMCK Acquisition Corp.                               10.63

Consulting  Agreement dated as of July 1, 1996, between WMCK
Acquisition Corp. and James A. Gulbrandsen                                 10.64

Consulting  Agreement dated as of July 1, 1996, between WMCK
Acquisition Corp. and Gary Y. Findlay                                      10.65

Stock Transfer and Registration Rights Agreement dated as of
July 1, 1996,  between  Century  Casinos,  Inc. and James A.
Gulbrandsen and Gary Y.Findlay                                             10.66

                                   SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       CENTURY CASINOS, INC.


July 15, 1996                          By /s/ Brad Dobski
                                          Brad Dobski, Chief Accounting Officer

Item 7.  Financial Statements and Exhibits


                                 EXHIBIT 10.59

             SECOND AMENDMENT TO ASSET PURCHASE AGREEMENT DATED AS
           OF APRIL 10, 1996, AMONG GOLD CREEK ASSOCIATES, L.P., WMCK
                  ACQUISITION CORP. AND CENTURY CASINOS, INC.

                               SECOND AMENDMENT TO
                            ASSET PURCHASE AGREEMENT


     Reference is made to the Asset Purchase Agreement dated as of September 27, 1995 by and among Gold Creek Associates, L.P., WMCK Acquisition Corp. and Century Casinos, Inc., as amended by a First Amendment dated November 14, 1995 (as so amended, the "Agreement"). Capitalized terms not otherwise defined herein shall have the meanings given to them in the Agreement.

     Buyer, Century and Seller hereby agree as follows:

     1. Purchase Price. A new paragraph (d) of Section 2.3 is added to read as follows:

     "(d) The purchase price for the Assets shall be increased by an amount equal to the aggregate principal payments made by Seller in respect of any Debt after May 1, 1996. The amount of such increase shall be added to the Note and shall be paid ratably with other principal payments due under the Note. The Extension Payment (hereinafter defined) will be credited to the Base Amount due in cash at Closing."

     2.  Amendment to Closing  Date;  Outside  Closing  Date.  The  reference in
Section 3.1 to "March 1, 1996" is hereby changed to "May 1, 1996," and the reference in the definition of "Outside Closing Date" to "May 1, 1996" is hereby changed to "July 1, 1996."

     3. Definition of Deposit. The definition of Deposit is hereby changed to "amounts paid by Century and/or Buyer pursuant to Section 3.1 of the Agreement."

     4. Deposit Payments; Release of Deposit. Section 3.1 of the Agreement is hereby amended by deleting the final sentence of that section in its entirety and adding the following:

     "By notice to Seller on or before April 29, 1996, Century may postpone the Closing to June 1, 1996 (or such earlier date as Century may specify), provided such notice shall be accompanied by payment of $50,000 to the Escrow Agent, which sum shall become the Deposit. If Century elects to postpone the Closing by notice on or before April 29, 1996, then Century may postpone the Closing again, to a date not later than July 1, 1996, by notice to Seller on or before May 25, 1996 accompanied by an additional $50,000 to the Escrow Agent (for a total Deposit of $100,000). If on July 1, 1996 all of the conditions to Seller's obligation to close have been satisfied or waived by Seller, and if Buyer has by that date submitted to the Colorado Limited Gaming Control Commission (the "Commission") all of the applications and information that could reasonably be expected to be necessary for the Commission to be able to approve the transactions contemplated by this Agreement, and if the only reason that the parties are unable to consummate the transactions contemplated by this Agreement is that the Commission has not granted such approval, then the Closing shall be postponed until the date that is five days after receipt of Commission approval. If such approval is not obtained before September 1, 1996, however, then the provisions of Section 9.1(h) of this Agreement may be exercised."

     5. Disbursements of Funds. Upon receipt of the approval of Seller's limited partners of this Second Amendment, Seller will instruct the Escrow Agent, pursuant to written instruction (the "Instruction") executed at the time of the execution of this Second Amendment, to deliver $400,000 (plus interest and income) to Seller in consideration of Seller's execution of this Second Amendment (the "Extension Payment"). If this Second Amendment does not become effective pursuant to Section 8 hereof, then Seller will immediately destroy the Instruction. Seller will be permitted to retain the Extension Payment unless (a) Century or Buyer terminate the Agreement pursuant to paragraphs (b) or (c) of
Section 9.1, or (b) Century or Buyer terminate the Agreement, at a time when they are ready, willing and able to close the transactions contemplated by the Agreement, pursuant to paragraphs (e) or (f) of Section 9.1 of the Agreement, or pursuant to paragraph 9.1(g) of the Agreement as a result of the failure of a condition in Section 7.2 of the Agreement, other than the conditions specified in paragraphs (a), (c) or (j) of Section 7.2. . Buyer and Century agree that Seller shall have no obligation to close, and may retain the Extension Payment, if consummation of the transactions contemplated by the Agreement would cause Buyer to be in default of any of the covenants in the Note and Security Documents. Seller shall return the Extension Payment to Century within seven days after Century is entitled to its return. Seller will not distribute the Extension Payment to its partners until the Closing or until the Agreement is terminated under circumstances where Century is not entitled to the Extension Payment.

     6. Waiver of Default. Buyer and Century hereby forever waive for purposes of Section 7.2, Section 9 and Section 10.1 of the Agreement, any breaches of the representations and warranties of Seller which are known to Buyer or Century as of the date of this Second Amendment, which Century and Buyer represent and warrant are limited to the following (with the understanding that (a) Buyer and Century do not waive any breaches resulting from actions or omissions after the date hereof, and (b) Seller shall not be deemed to have admitted that any of the listed circumstances constitute a breach of any representation or warranty):

     Any breach related to the inaccuracy of the Financial Statements.

     7. Closing Adjustments.

     (a) For purposes of determining the amount of Seller's Current Liabilities within the meaning of Section 2.3 of the Agreement, only 17.5% of the dollar equivalent of outstanding unredeemed points under Seller's player tracking Gold Club system as of the Determination Time shall be treated as Current Liabilities.

     (b) The amount of any gaming and liquor license application fees paid by Seller after March 31, 1996 shall be treated as a "Current Asset" within the meaning of Section 2.3 of the Agreement, even though Buyer and/or Century will be required to obtain new licenses after the Closing.

     8. Effectiveness. This Second Amendment shall be effective only if and when approved by Seller's limited partners, and shall have no further force or effect if not approved by Seller's limited partners by April 24, 1996. Seller shall give Century an opportunity to review and approve Seller's solicitation materials.

     9. Expenses. Within five (5) business days after Century's receipt of invoices, Century shall reimburse Seller for any reasonable legal fees incurred by Seller or its general partner in connection with the negotiation and execution of this Second Amendment and the solicitation of the approval of Seller's limited partners.


     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment to the Agreement as of this 10th day of April, 1996.


                                      GOLD CREEK ASSOCIATES, L.P.
                                      By:  Chrysore, Inc., General Partner



                                      By: /s/ Gary Findlay
                                            Name: Gary Findlay
                                            Title: Vice President


                                      WMCK ACQUISITION CORP.



                                     By: /s/ Norbert Teufelberger
                                             Name: Norbert Teufelberger
                                             Title: Director


                                      CENTURY CASINOS, INC.



                                      By: /s/ Norbert Teufelberger
                                             Name: Norbert Teufelberger
                                             Title: Secretary

                                 EXHIBIT 10.60

            PROMISSORY NOTE DATED MARCH 19, 1992, MADE BY CHRYSORE,
          INC. IN THE ORIGINAL PRINCIPAL AMOUNT OF $1,850,000 PAYABLE
            TO R & L HISTORIC ENTERPRISES, TOGETHER WITH ASSIGNMENT
            DATED SEPTEMBER 14, 1992 OF SAID PROMISSORY NOTE TO TJL
             ENTERPRISES, INC. AND ASSIGNMENT DATED MAY 16, 1996 OF
                 SAID PROMISSORY NOTE TO CENTURY CASINOS, INC.

  447642 05/17/1996 01:05PM Page 1 of 1
              Constance R. Joiner, Clerk & Recorder, Teller County

                                   ASSIGNMENT

     FOR AND IN CONSIDERATION of the sum of $1.00 and other good and valuable consideration, the undersigned do hereby convey, transfer and assign all of the undersigned's right, title and interest to the assets described below to T J L ENTERPRISES, INC., a Colorado corporation. The assets being transferred are described as follows:

     1. A Promissory Note dated March 19, 1992 in the original principal sum of $1,850,000 payable to the order of R & L Historic Enterprises, a Colorado General Partnership, and given by Chrysore, Inc., a New Jersey corporation.

     2. A Deed of Trust given to secure said Promissory Note of even date recorded March 27, 1992 in Book 0597 at Page 0266 of the records of the Recorder of Teller County, Colorado, constituting a first lien on real property legally described as:

          Lots 16 and 17, Block 21, Fremont, now the City of Cripple Creek

          Commonly known as 210-212 E. Bennet Ave., Cripple Creek, CO 80813.

      DATED this 14th day of September, 1992.


                                      /s/ Joseph A. Fortino
                                      Joseph A. Fortino

                                      /s/ Joe Giannetto
                                      Joe Giannetto

                                      /s/ Louis D. Carleo
                                      Louis D. Carleo

                      447643 05/17/1996 01:05PM Page 1 of 1
              Constance R. Joiner, Clerk & Recorder, Teller County

                      ASSIGNMENT OF NOTE AND DEED OF TRUST

     FOR AND IN CONSIDERATION of the sum One Million Three Hundred Thirty-Seven Thousand Five Hundred Dollars ($1,337,500.00) to be paid in cash or certified funds upon the execution of this Assignment, the undersigned does hereby convey, transfer, and assign to Century Casinos, Inc., whose mailing address is 50 South Steele Street, Suite 755, Denver, Colorado 80209, the following:

     a. Promissory Note dated March 19, 1992, in the original principal sum of One Million Eight Hundred Fifty Thousand Dollars ($1,850,000.00)
          payable to the order of R & L Historic Enterprises, a General Partnership, having an approximately balance as of May 10, 1996 in the amount of One Million Two Hundred Forty-Eight Thousand Dollars ($1,248,000.00), and being secured by a Deed of Trust dated March 19, 1992.

     b. A Deed of Trust dated March 19, 1992 securing the Promissory Note referred to in Paragraph 1 hereof, recorded March 27, 1992 in Book 597 at Page 266 under Reception No. 394130 of the records of the Recorder of Teller County, Colorado, constituting a lien against real property and improvements commonly known as 210-212 East Bennett Avenue, Cripple Creek, Colorado and legally described as follows:

          Lots 16 and 17, in Block 21, in Fremont, now City of Cripple Creek, Teller County, Colorado.

     c.   This Assignment is without recourse to the assignors hereof.

     d. The undersigned represents and warrants to the assignee hereof, that the original Promissory Note and Deed of Trust have been assigned to the undersigned.

     e. The assignee herein acknowledges having received a copy of the original Promissory Note and Addendum thereto along with the recorded Deed of Trust and the Addendum thereto.

          Dated this 16th day of May, 1996.

                                   TJL ENTERPRISES, INC.

                                   By:/s/ Louis D. Carleo
                                        Louis D. Carleo
                                        Secretary/Treasurer

STATE OF COLORADO                   )
                                    )ss
COUNTY OF PUEBLO                    )

     Subscribed and sworn to me this 16th day of May, 1996 by Louis D. Carleo as Secretary/Treasurer of TJL Enterprises, Inc.

                                     /s/ David J. Banner
                                        Notary Public
                                       My Commission Expires:  10/11/97

                      447641 05/17/1996 01:05PM Page 1 of 3
              Constance R. Joiner, Clerk & Recorder, Teller County

The printed portions of this form approved by the Colorado Real Estate Commission (NTD 82-U-83)

IF THIS FORM IS USED IN A CONSUMER CREDIT TRANSACTION, CONSULT LEGAL COUNSEL.

THIS IS A LEGAL INSTRUMENT. IF NOT UNDERSTOOD, LEGAL, TAX OR OTHER COUNSEL SHOULD BE CONSULTED BEFORE SIGNING.

                                 PROMISSORY NOTE
                                 (Right to Cure)

U.S. $1,850,000.00                                              Pueblo, Colorado
                                                                  March 19, 1992

1. FOR VALUE RECEIVED, the undersigned (Borrower) promises to pay R & L HISTORIC ENTERPRISES, A GENERAL PARTNERSHIP

or order, (Note Holder) the principal sum of ONE MILLION EIGHT HUNDRED FIFTY THOUSAND AND NO 100's ($1,850,000.00)

U.S. Dollars, with interest on the unpaid principal balance from SEE ADDENDUM, until paid, at the rate of 9% percent per annum. Principal and interest shall be payable at Pueblo, Colorado, or such other place as the Note Holder may designate, in SEE ADDENDUM payments of SEE ADDENDUM, due SEE ADDENDUM, being SEE ADDENDUM. Such payments shall continue until the entire indebtedness evidenced by this Note is fully paid; provided, however, if not sooner paid, the entire principal amount outstanding and accrued interest thereon, shall be due and payable on July 15, 1999.

2. Borrower shall pay to the Note Holder a late charge of 15.0% of any payment not received by the Note Holder within 15 days after the payment is due.

3. Payments received for application to this Note shall be applied first to the payment of late charges, if any, second to the payment of accrued interest specified above, and the balance applied in reduction of the principal amount hereof.

4. If any payment required by this Note is not paid when due, the entire principal amount outstanding and accrued interest thereon shall become due and payable at the option of the Note Holder (Acceleration) twenty days after notice of Acceleration has been given. This time period shall run concurrently with the right to cure, if any, allowed by the Uniform Consumer Credit Code. Such notice of Acceleration shall specify the amount of the nonpayment plus any unpaid late charges and other costs, expenses and fees due under this Note. Until the expiration of said twenty-day period, the Borrower may cure all defaults consisting of a failure to make required payments by tendering the amounts of all unpaid sums due at the time of tender, without Acceleration, as specified by the Note Holder in such notice. Cure restores the Borrower to his rights under this Note as though defaults had not occurred. Any defaults under this Note occurring within twelve months after the Note Holder has once given a notice of Acceleration, entitles Borrower to no right to cure, except as otherwise provided by law. The Note Holder shall be entitled to collect all reasonable costs and expense of collection and/or suit, including, but not limited to reasonable attorneys' fees.

5. Borrower may prepay the principal amount outstanding under this Note, in whole or in part, at any time without penalty. Any partial prepayment shall be applied against the principal amount outstanding and shall not postpone the due date of any subsequent payments or change the amount of such payments.

6. Borrower and all other makers, sureties, guarantors, and endorsers hereby waiver presentment, notice of dishonor and protest, and they hereby agree to any extensions of time of payment and partial payments before, at, or after maturity. This Note shall be the joint and several obligation of Borrower and all other makers, sureties, guarantors and endorsers, and their successors and assigns.

7. Any notice to Borrower provided for in this Note shall be in writing and shall be given and be effective upon (1) delivery to Borrower or (2) mailing such notice by first-class U.S. mail, addressed to Borrower at the Borrower's address stated below, or to such other address as Borrower may designate by notice to the Note Holder. Any notice to the Note Holder shall be in writing and shall be given and be effective upon (1) delivery to the Note Holder or (2) by mailing such notice by first-class U.S. mail, to the Note Holder at the address stated in the first paragraph of this Note, or to such other address as Note Holder may designate by notice to Borrower.

8. The indebtedness evidenced by this Note is secured by a Deed of Trust dated March 19, 1992, and until released said Deed of Trust contains additional rights of the Note Holder. Such rights may cause Acceleration of the indebtedness evidenced by this Note. Reference is made to said Deed of Trust for such additional terms. Said Deed of Trust grants rights in the property identified as follows:

Lots 16 and 17, in Block 21, in Fremont, now City of Cripple Creek, Teller County, Colorado.

Property address:  210-212 E. Bennett Avenue, Cripple Creek, Colorado 80813.

                 (CAUTION: SIGN ORIGINAL NOTE ONLY/RETURN COPY)

IF BORROWER IS CORPORATION:

ATTEST:                                 CHRYSORE, INC., A NEW JERSEY CORPORATION

/s/                                     By:/s/ Jim Gulbrandsen

                                           JIM GULBRANDSEN, PRESIDENT

KEEP THIS NOTE IN A SAFE PLACE. THE ORIGINAL OF THIS NOTE MUST BE EXHIBITED TO THE PUBLIC TRUSTEE IN ORDER TO RELEASE A DEED OF TRUST SECURING THIS NOTE.

                      447641 05/17/1996 01:05PM Page 2 of 3
              Constance R. Joiner, Clerk & Recorder, Teller County

FILE DATE: 03/27/1992  TIME: 12:15P                        BOOK: 0597 PAGE: 0270

     Teller County, Colorado, Constance R. Joiner - County Clerk & Recorder
                                 DOC #:0394130

                      447641 05/17/1996 01:05PM Page 3 of 3
               Constance R. Joiner, Clerk & Record, Teller County

                                   EXHIBIT "A"
                                    ADDENDUM

PAYMENTS SHALL BE IN THE AMOUNT OF $18,764.00 PER MONTH, INCLUDING PRINCIPAL AND INTEREST, AND SHALL COMMENCE UPON THE OPENING OF THE CASINO TO BE CONSTRUCTED UPON THE PROPERTY, OR JULY 15, 1992, WHICHEVER IS SOONER, AND SHALL BE DUE ON THE 1ST DAY OF EACH SUCCEEDING MONTH THEREAFTER. IF NOT SOONER PAID, THE BALANCE OF PRINCIPAL AND ACCRUED INTEREST SHALL BE DUE AND PAYABLE SEVEN YEARS AFTER PAYMENTS COMMENCE.

IN ADDITION TO THE REGULAR FIRST MONTHLY PAYMENT EITHER UPON OPENING OF SAID CASINO OR JULY 15, 1992 (WHICHEVER IS SOONER) ACCRUED INTEREST AT 9% ON THE $1,850,000.00 NOTE FROM MARCH 19, 1992 WILL BE DUE AND PAYABLE ON SEPTEMBER 1, 1992.

IN ADDITION TO THE REGULAR PRINCIPAL AND INTEREST PAYMENTS ON THE NOTE SET FORTH ABOVE, BORROWER (GRANTOR) SHALL PAY A PRINCIPAL PAYMENT OF $300,000.00 TO LENDER (BENEFICIARY) TWELVE (12) MONTHS AFTER THE DATE OF OPENING OF THE CASINO TO BE CONSTRUCTED UPON THE PROPERTY.* MONTHLY PAYMENTS SHALL THEREAFTER BE REAMORTIZED AT 9% OVER THE REMAINING PORTION OF THE ORIGINAL 15 YEAR TERM TO REFLECT THIS PRINCIPAL REDUCTION, BUT THE FINAL PAYMENT DATE FOR PAYMENT IN FULL SHALL REMAIN SEVEN YEARS AFTER THE ORIGINAL PAYMENTS COMMENCE.

BORROWER (GRANTOR) SHALL NOT ALLOW NOR PERMIT ANY MECHANIC'S LIEN TO BE FILED AGAINST THE PROPERTY AND SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS THE PROPERTY AND LENDER (BENEFICIARY) FROM AND AGAINST ANY SUCH MECHANIC'S LIEN. BORROWER (GRANTOR) SHALL OBTAIN BUILDER'S ALL RISK INSURANCE NAMING THE LENDER (BENEFICIARY) AS LOSS PAYEE AND PAYMENT AND PERFORMANCE BONDS COVERING ALL CONSTRUCTION WORK ON THE PROPERTY. VIOLATION OF THIS PROVISION SHALL CONSTITUTE A DEFAULT AUTHORIZING THE LENDER (BENEFICIARY), AT ITS OPTION, TO FORECLOSE.


*BUT NOT LATER THAN OCTOBER 1, 1993.


Pay to the order of Century Casinos, Inc., without recourse.

                                            TJL Enterprises, Inc.

                                            By:/s/ Louis D. Carleo
                                                 Louis D. Carleo
                                                 Secretary/Treasurer

                                  EXHIBIT 10.61

          PROMISSORY NOTE DATED JULY 1, 1996, MADE BY WMCK ACQUISITION
        CORP. IN THE ORIGINAL PRINCIPAL AMOUNT OF $5,174,540 PAYABLE TO
            GOLD CREEK ASSOCIATES, L.P. TOGETHER WITH GUARANTY DATED
         JULY 1, 1996, OF SAID PROMISSORY NOTE BY CENTURY CASINOS, INC.

                                PROMISSORY NOTE

$5,174,540.00                                                       July 1, 1996


     FOR VALUE RECEIVED, the undersigned WMCK ACQUISITION CORP., a Delaware corporation (the "Maker"), promises to pay to the order of GOLD CREEK ASSOCIATES, L.P., a New Jersey limited partnership, or assigns (the "Holder"), at Cooper Perskie April Niedelman Wagenheim & Levenson, P.A., 1125 Atlantic Avenue, Atlantic City, New Jersey 08041-4891, Attention: Anthony P. Monzo, Esq., or at such other place as the Holder of this Note may from time to time designate, the principal amount of FIVE MILLION ONE HUNDRED SEVENTY FOUR THOUSAND FIVE HUNDRED FORTY AND NO/100THS DOLLARS ($5,174,540.00), together with the interest on the unpaid principal amount from the date hereof, until paid in full, said principal and interest being due payable as follows:

     Payment. Payments of interest on the unpaid principal balance hereof shall be due and payable monthly in arrears at the rate of nine percent (9.0%) per annum (computed on the basis of a 360 day year applied to the actual number of days elapsed in each interest calculation period) commencing August 15, 1996 and continuing on the fifteenth (15th) day of each month thereafter until this Note is paid in full. Commencing January 15, 1998, payments of interest shall be accompanied by monthly principal payments of $43,121.17. On June 30, 2003, the entire balance of this Note shall be due and payable in full. (See attached Amortization Schedule.) All payments hereunder shall be made in lawful money of the United States of America, without offset.

     Prepayment. The unpaid principal amount of this Note may be prepaid in whole or in part at any time or times without premium or penalty. Each prepayment shall be applied first to the payment of all interest and other amounts accrued hereunder or under the Security Documents (as hereinafter defined) on the date of any such prepayment in such order as the Holder elects, and the balance of any such prepayment shall be applied to the principal amount hereof. No prepayment shall entitle any person to be subrogated to the rights of the Holder unless and until this Note has been paid in full.

     Security. This Note evidences such monies advanced by the Holder to or for the benefit of the Maker as Buyer under a certain Asset Purchase Agreement dated as of September 27, 1995 by and among the Maker, Century Casinos, Inc. ("Century") and the Holder (as amended, the "Asset Purchase Agreement"), and is secured by a Deed of Trust and Assignment of Rents and Leases (the "Deed of Trust"), a Security Agreement (the "Security Agreement"), a Collateral Assignment of Lease (the "Lease Assignment") and a Collateral Assignment of Sublease (the "Sublease Assignment"), each dated of even date herewith (the Deed of Trust, Security Agreement, Lease Assignment and Sublease Assignment are collectively referred to herein as the "Security Documents"). The Deed of Trust was made and executed by the Maker to the Public Trustee of Teller County, State of Colorado, for the benefit of the Holder, to be recorded in the real estate records of Teller County, Colorado, conveying and/or encumbering certain property situated in Cripple Creek, Colorado, as more fully described in the Deed of Trust. The Security Agreement was made and executed by the Maker, as Debtor, and the Holder, as Secured Party, granting the Holder a security interest in certain collateral, as more fully described in the Security Agreement. The Lease Assignment was made and executed by the Maker and Century, as Assignor, for the benefit of the Holder, as Assignee, to be recorded in the real estate records of Teller County, Colorado, collaterally assigning to the Holder all of the Maker's and Century's right, title and interest as lessee under a lease of certain real property situated in Cripple Creek, Colorado, as more fully described in the Lease Assignment. The Sublease Assignment was made and executed by the Maker, as Assignor, for the benefit of the Holder, as Assignee, to be recorded in the real estate records of Teller County, Colorado, collaterally assigning to the Holder all of the Maker's the right, title and interest as sublessee under a sublease of certain real property situated in Cripple Creek, Colorado, as more fully described in the Sublease Assignment. The Holder is entitled to the benefits of the Security Documents and reference is made to each of them for a description of the collateral and the rights and remedies of the Holder thereunder. None of the references to the Asset Purchase Agreement or to any of the Security Documents nor any provision thereof shall affect or impair the absolute and unconditional obligation of the Maker to pay the principal amount hereof, together with interest accrued thereon, when due.

         This Note shall evidence, and each of the Security Documents shall secure, the indebtedness described herein and any future loans or advances or payments that may be made to or on behalf of the Maker by the Holder at any time or times hereafter under the Security Documents and any such loans or advances or payments shall be added to and shall bear interest at the same rate as the principal indebtedness hereunder unless, as to advances or payments provided for under the Security Documents, a greater rate is otherwise expressly provided for by the Security Documents.

         Guaranty. Payment of the principal and interest on this Note and performance of the Maker's obligations under the Security Documents have been unconditionally guaranteed by Century Casinos, Inc. (the "Guarantor") pursuant to a Guaranty of even date herewith (the "Guaranty") given by the Guarantor to the Holder.

     Default. The occurrence of any one or more of the following shall constitute an event of default ("Event of Default") hereunder:

     (1) failure to pay, when due, the principal, any interest, or any other sum payable hereunder, and continuance of such failure for five (5) days after the date on which such principal, installment of interest or other sum is due (whether upon maturity hereof, upon any installment payment date, upon any prepayment date, upon acceleration, or otherwise); or

     (2) the occurrence of an event of default under the Guaranty, the Security Agreement or the Deed of Trust (in each case as defined therein) or a material breach of any representation, warranty or covenant of Maker under the Assignments that is not cured within the applicable grace period, if any; or

     (3) the termination by Maker of either of the Consulting Agreements of even date herewith between Maker and Gary Findlay and James A. Gulbrandsen for any reason other than "for cause."

     Upon the occurrence of any such Event of Default hereunder, the entire principal amount hereof, and all accrued and unpaid interest thereon, and any other amounts due hereunder or under any of the Security Documents, shall be accelerated, and shall be immediately due and payable, at the option of the Holder, without demand or notice, and in addition thereto, and not in substitution therefor, the Holder shall be entitled to exercise any one or more of the rights and remedies exercisable by the Holder upon a default under any of the Security Documents, or provided by applicable law. Failure to exercise said option or to pursue such other remedies shall not constitute a waiver of such option or such other remedies or of the right to exercise any of the same in the event of any subsequent Event of Default hereunder.

     The Holder may, upon the occurrence of any such Event of Default hereunder, have resort to the collateral, whether real or personal property, given as security for this Note in any order, and may sell and dispose of such collateral in whole or in part, at any time or from time to time, with no requirement on the part of the Holder of this Note to marshal assets. The Holder shall not be required to preserve any rights in such collateral as against prior parties. In the event that the Holder is required to give notice of any intended disposition of collateral held as security for this Note, five (5) days' notice given by mail or telegraph to the last known address of Maker shall be deemed to be reasonable notice, unless a longer period is prescribed by law.

     Default Interest. In the event that the principal amount hereof, any interest or any other sum due hereunder is not paid when due and payable, the whole of the unpaid principal amount evidenced hereby and all unpaid accrued interest thereon shall, from the date when such payment was due and payable until the date of payment in full thereof, bear interest at the rate of fifteen percent (15%) per annum, which rate, if applicable, shall commence, without notice, immediately upon the date when said payment was due and payable.

     Late Payment Charges. In the event that the principal amount hereof, any interest, or any other sum is not paid when due and payable hereunder or under the terms hereof or under any of the Security Documents for a period in excess of five (5) days, a "late charge" equal to five percent (5%) of such payment or part thereof so not paid may be charged to the Maker by the Holder. This charge shall be in addition to, and not in lieu of, any other right or remedy the Holder may have and is in addition to any reasonable fees and charges of any agents or attorneys which the Holder is entitled to employ upon the occurrence of any Event of Default hereunder, whether authorized herein or by law. Such "late charge" if not previously paid shall, at the option of the Holder, be added to and become part of the next succeeding monthly payment to be made hereunder.

     Collection Costs. The Maker promises to pay all costs and expenses (including without limitation reasonable attorneys' fees and disbursements) incurred in connection with the collection hereof or in the protection or realization of any collateral now or hereafter given as security for the repayment hereof (including, without limitation, the security provided under the Security Documents), and to perform each and every covenant or agreement to be performed by the Maker under this Note, the Security Documents and any other instrument evidencing or securing the obligation represented by this Note.

     Counting of Days. Any payment on this Note coming due on a Saturday, a Sunday, or a day which is a legal holiday in the place at which a payment is to be made hereunder shall be made on the next succeeding day which is a business day in such place, and any such extension of the time of payment shall be included in the computation of interest hereunder.

     Waiver. Each Obligor (which term shall include the Maker, the Guarantor and all other makers, sureties, guarantors, endorsers and other persons assuming obligations pursuant to this Note) under this Note hereby waives presentment, protest, demand, notice of dishonor, and all other notices, and all defenses and pleas on the grounds of any extension or extensions of the time of payments or the due dates of this Note, in whole or in part, before or after maturity, with or without notice. No renewal or extension of this Note, no release or surrender of any collateral given as security for this Note, no release of any Obligor, and no delay in enforcement of this Note or in exercising any right or power hereunder, shall affect the liability of any Obligor. The pleading of any statute of limitations as a defense to any demand against any Obligor is expressly waived.

     No Waiver by the Holder. No single or partial exercise by the Holder of any right hereunder, under any of the Security Documents or under any other agreement given as security for this Note or pertaining hereto, shall preclude any other or further exercise thereof or the exercise of any other rights. The Holder shall at all times have the right to proceed against any portion of the property conveyed and/or encumbered by the Deed of Trust and/or the Security Agreement and/or the Assignments in such manner as the Holder may deem fit, without waiving any rights with respect to any portion of the property conveyed and/or encumbered by the Deed of Trust and/or the Security Agreement and/or the Assignments. No delay or omission on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note.

     No Right to Set Off. The Maker shall have no right to set off any amounts due from the Holder to the Maker against any amounts due to the Holder from the Maker under this Note or any of the Security Documents.

     References. Whenever used herein, the words "Maker" and "Holder" and "Obligor" shall be deemed to include their respective successors and assigns.

     Governing Law; Jurisdiction. This Note shall be governed by and construed under and in accordance with the laws of Colorado (but not including the choice of law rules thereof). The Maker hereby consents to the jurisdiction of any competent court within the State of Colorado and consents to service of process by any means authorized by the laws of the State of Colorado. The Maker hereby expressly waives its rights to trial by jury in any action relating to this Note or the Security Documents.

     Assignment. This Note may be assigned by Gold Creek Associates, L.P. to its partners or to a trust or other entity formed for their benefit and may be enforced against Maker by any such assignee(s).

     IN WITNESS WHEREOF, the undersigned has duly executed this Note, or has caused this Note to be duly executed on its behalf, as of the day and year first hereinabove set forth.



[SEAL]                           WMCK ACQUISITION CORP., a Delaware corporation

ATTEST:

/s/ Erwin Haitzmann              By:  /s/James D. Forbes
- -----------------------              -------------------------
    Erwin Haitzmann              By:     James D. Forbes
    Chairman                             President

                                    GUARANTY

     THIS GUARANTY is made as of July 1, 1996, by CENTURY CASINOS, INC., a Delaware corporation ("Guarantor"), whose address is 50 South Steele Street, Suite 755, Denver, Colorado 80209, to and for the benefit of GOLD CREEK ASSOCIATES, L.P., a New Jersey limited partnership ("Lender"), whose address is c/o Cooper Perskie April Niedelman Wagenheim & Levenson, P.A., 1125 Atlantic Avenue, Atlantic City, New Jersey 08401-4891, Attention: Anthony P. Monzo, Esq.

     WHEREAS, in order to induce Lender to make a term loan (the "Loan") in the principal amount of FIVE MILLION ONE HUNDRED SEVENTY FOUR THOUSAND FIVE HUNDRED FORTY AND NO/100THS DOLLARS ($5,174,540.00) to WMCK Acquisition Corp., a Delaware corporation and an affiliate of Guarantor ("Borrower"), in connection with that certain Asset Purchase Agreement dated as of September 27, 1995 (as amended, the "Asset Purchase Agreement") by and among Lender, Borrower and Guarantor, which Loan is evidenced by a promissory note (the "Note") of even date herewith executed by Borrower and is secured pursuant to (i) a Security Agreement between Borrower and Lender (the "Security Agreement"), (ii) a Deed of Trust and Assignment of Rents and Leases executed by Borrower in favor of Lender, (iii) a Collateral Assignment of Lease executed by Borrower and Guarantor in favor of Lender, and (iv) a Collateral Assignment of Sublease executed by Borrower in favor of Lender, each of even date herewith (collectively, together with this Guaranty, and any and all other documents executed in connection therewith or arising therefrom, the "Security Documents"), Lender has asked that Guarantor sign this Guaranty;

     WHEREAS, Lender is willing to advance the Loan only upon the condition that it receive this Guaranty of Borrower's payment of the Note and performance under the Security Documents; and

     WHEREAS, Guarantor acknowledges that, as owner of all of the capital stock of Borrower, it will be considerably benefited by the advancement of the Loan to Borrower;

     NOW,  THEREFORE,  in  consideration of the Loan made by Lender to Borrower,
and  other  good  and  valuable   consideration   receipt  of  which  is  hereby
acknowledged, Guarantor hereby agrees as follows:

     1. Guaranty of Payment. Guarantor unconditionally and absolutely guarantees the punctual and full payment when due of all principal, interest and other sums due and owing or which in the future become due or owing on the Note or under any of the other Security Documents, regardless of whether recovery on such indebtedness or liability may be or hereafter become barred by any statute of limitations or such indebtedness or liability may otherwise be or become unenforceable, and agrees that this Guaranty shall be deemed a continuing Guaranty of the Loan from Lender to Borrower.

     2. Guaranty of Performance. Guarantor unconditionally and absolutely guarantees the due, punctual and full performance and observance by Borrower of all of the other terms, covenants and conditions of the Note and the other Security Documents, whether according to the present terms thereof, at any earlier or accelerated date or dates as provided therein, or pursuant to any extension of time or to any change or changes in the terms, covenants and conditions thereof now or at any time hereafter made or granted.

     3. Waiver; Term of Liability. Guarantor waives diligence, presentment, protest, notice of dishonor, demand, extension of time for payment, notice of non-payment at maturity, and indulgences and notices of every kind, and consents to any and all forbearances and extensions of time of payment of the Note, and to any and all changes in terms, covenants and conditions thereof or of the Security Documents; it being the intention hereof that Guarantor shall remain liable as a principal until the full amount of all sums payable under the Note shall have been fully paid and until the terms, covenants and conditions of the Note and of the Security Documents shall have been performed and observed by Borrower, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of Guarantor.

     4. Change in Borrower. Guarantor agrees that its obligation as a Guarantor shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Borrower or its estate in bankruptcy, resulting from the operation of any present or future provision of the bankruptcy laws or other similar statute, or from the decision of any court.

     5. Actions by Lender. Guarantor agrees that Lender shall have the full right, in its sole discretion and without any notice to or consent from Guarantor, from time to time and at any time and without affecting, impairing or discharging, in whole or in part, the liability of Guarantor hereunder: (a) to make any change, amendment or modification whatsoever of any of the terms or conditions of the Note or of the Security Documents; (b) to extend, in whole or in part, by renewal or otherwise, and on one or any number of occasions, the time for the payment of any principal or interest or any other amount pursuant to the Note or for the performance of any term or condition of the Note or of the Security Documents; (c) to settle, compromise, release, substitute, surrender, modify or impair, to enforce and exercise, or to fail or refuse to enforce or exercise, any claims, rights or remedies of any kind or nature, which Lender may at any time have against Borrower, or with respect to any security interest of any kind held by Lender at any time, whether under the Note or under the Security Documents or otherwise; and (d) to release, substitute, surrender or enforce any security interest of any kind held by Lender at any time, and to collect and retain or liquidate any collateral subject to such security interest, whether under this Guaranty or otherwise.

     6. Independent Obligation. Guarantor agrees that Guarantor's obligations hereunder are irrevocable, and are independent of the obligations of Borrower; that a separate action or actions may be brought and prosecuted against Guarantor regardless of whether any action is brought against Borrower or whether Borrower is joined in any such action or actions; and that Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof.

     7. Default. In case of any default by Borrower under any of the Security Documents remaining uncured after any applicable notice and grace period, Lender shall have the right (a) to enforce its rights under this Guaranty or (b) to enforce its rights against Borrower, including without limitation its rights under any instrument securing the payment or performance of the Loan, in any order, and all remedies available to Lender shall be non-exclusive. Guarantor hereby empowers Lender, its successors and assigns, in its sole discretion, without notice to Guarantor, to exercise any right or remedy it may have, including but not limited to judicial foreclosure, exercise of rights of power of sale, taking a deed or assignment in lieu of foreclosure or sale, appointment of a receiver to protect the security or to collect the rents and profits, exercise of remedies against personal property, or enforcement of an assignment of leases, as to any security, whether real, personal or intangible, and Guarantor shall be liable to Lender for any failure of such securities to fully satisfy the Loan, even though any rights Guarantor may have against Borrower or others may be diminished or destroyed by the exercise or election to exercise any such remedy. In the event Lender, in its sole discretion, elects to foreclose against all or any portion of the security given for the Loan, the amount bid by Lender, provided such bid has been as required by law, or the amount received by Lender at the sale of the security shall be conclusive evidence of the value of the security for purposes of determining any remaining deficiency judgment to be enforced against Guarantor. Guarantor hereby expressly waives its rights to trial by jury in any action relating to the Guaranty.

     8. Reimbursement. Guarantor agrees that in the event that Lender retains or engages an attorney or attorneys to enforce this Guaranty, Guarantor will reimburse Lender for all expenses incurred, including attorneys' fees and disbursements.

     9. Jurisdiction. Guarantor irrevocably submits to the non-exclusive jurisdiction of any Colorado or Federal court sitting in Colorado in any action or proceeding arising out of or relating to this Guaranty, and irrevocably agrees that all claims in respect of such action or proceeding shall be heard and determined in such Colorado or Federal court. Guarantor agrees that service of process may be made, and personal jurisdiction over Guarantor may be obtained, by whatever methods are provided by Colorado law. Guarantor irrevocably waives (a) any objection that Guarantor may have to the laying of venue of any such action or proceeding in any of the said courts, and (b) any claim that it may have that any such action or proceeding has been brought in an inconvenient forum. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this paragraph shall affect the right of Lender to serve legal process in any manner permitted by law. In addition, and for the purposes of enforcing any judgment, Guarantor irrevocably consents to the jurisdiction of the courts of any jurisdiction where assets or properties of Guarantor are located. To the extent that Guarantor has or hereafter may acquire any immunity from the jurisdiction of any court (including, without limitation, any court of Colorado or of the United States of America) or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution, or otherwise) with respect to itself or its property, and to the extent that in any such jurisdiction there may be attributed such immunity (whether or not claimed), Guarantor irrevocably and unconditionally agrees not to claim and irrevocably and unconditionally waives such immunity in respect of its obligations under this Guaranty and in respect of any action or proceeding arising out of or relating to this Guaranty.

     10. Subrogation. Guarantor agrees that Guarantor shall have no right of subrogation whatever with respect to the indebtedness guaranteed hereby or to any collateral securing such indebtedness unless and until such indebtedness has been paid in full.

     11. Assignment. Lender may assign or transfer this Guaranty and its rights hereunder, in whole or in part, in connection with the assignment or transfer of the Loan. The benefit of this Guaranty shall automatically pass with a transfer or assignment of Lender or its successor or assign in the Loan or any portion thereof to any subsequent party to the extent of such party's interest in the Loan. In the event of any such transfer or assignment, this Guaranty shall remain in full force and effect with respect to any interest retained by Lender. Guarantor's obligations hereunder may not be assigned or delegated.

     12. Financial Statements. During the term of this Guaranty, Guarantor shall provide to Lender:

     (a) as soon as available but no later than one hundred and twenty (120) days after the end of each fiscal year of Guarantor, a copy of the audited balance sheet of Guarantor as of the end of such fiscal year and the related audited statements of income, changes in stockholders' equity and changes in financial position of Guarantor for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous year, all prepared in reasonable detail and in accordance with generally accepted accounting principles ("GAAP") consistently applied, and certified without qualification by an independent certified public accountant of recognized standing, and

     (b) as soon as available but no later than sixty (60) days after the end of each fiscal quarter, Guarantor's balance sheet as of the end of such period, and Guarantor's income statement for such period and for that portion of Guarantor's financial reporting year ending with such period, conforming with generally accepted accounting principles consistently applied and prepared and attested by the chief financial officer or controller of Guarantor as being complete and correct and fairly presenting Guarantor's financial condition and the results of Guarantor's operations, provided that Guarantor has prepared such information in the ordinary course of business or can prepare such information without significant cost or expense to Guarantor; and

     (c) such additional information with respect to Guarantor as Lender may from time to time reasonably request.

     13. Negative Covenants of Guarantor. Until all sums due and owing under the Note and the Security Documents have been paid in full and performed, Guarantor hereby covenants and agrees that it shall not:

     (a) Unless Lender otherwise consents in writing, purchase, redeem or otherwise acquire any of its own capital stock or the capital stock of any Affiliate (hereinafter defined), unless the consideration paid therefor is less than $100,000 in the aggregate on a cumulative basis.

     (b) Declare or pay any dividends.

     (c) Without the prior written consent of Lender, (i) change its name (unless Lender is given at least 21 days' prior written notice of such change),
(ii) discontinue its business, (iii) make any material change in the nature or character of its business, or (iv) reorganize, liquidate, terminate or dissolve, whether voluntarily or involuntarily.

     (d) Without the prior written consent of Lender, directly or indirectly (i) make any loans, advances, extensions of credit or capital contributions to or other investment in any Affiliate that is not consolidated with Guarantor in the statements furnished to Lender pursuant to Section 12 hereof, except in amounts not to exceed $100,000 in the aggregate in any calendar year, (ii) transfer, sell, assign or otherwise dispose of any assets to any Affiliate, except in the ordinary course of business on terms no less favorable to Guarantor than could be obtained from a third party and with prior written notice to Lender, (iii) purchase or acquire assets from any Affiliate, except in the ordinary course of business on terms no less favorable to Guarantor than could be obtained from a third party and with prior written notice to Lender, or (iv) enter into any other transaction with or for the benefit of any Affiliate, except in the ordinary course of business on terms no less favorable to Guarantor than could be obtained from a third party and with prior written notice to Lender. For purposes of this Agreement, the term "Affiliate" shall have the same meaning given to it in the Security Agreement.

     14. Affirmative Covenants of Guarantor. Until all sums due and owing under the Note and the Security Documents have been paid in full and performed, Guarantor hereby covenants and agrees that it shall:

     (a) Preserve, maintain and keep in full force and effect its corporate existence in the jurisdiction of its incorporation, and all rights, franchises, licenses and privileges necessary or desirable in the normal conduct of its business (unless the failure to maintain any right, franchise, license or privilege would not have a material adverse effect on Guarantor), including without limitation all required gaming and liquor licenses; continue to engage in business of the same general type as now conducted by it; and conduct such business in an orderly, efficient and regular manner consistent with the conduct of its business prior to the date hereof.

     (b) Timely file all required tax returns; pay and discharge all material taxes, assessments and other governmental charges imposed upon it; provided that Guarantor shall not be required to pay any such tax, assessment or charge which is being contested in good faith and by proper proceedings if Guarantor sets aside on its books adequate reserves therefor.

     (c) Perform in accordance with its terms every contract, agreement, or other arrangement to which Guarantor is a party or by which it or any of its assets are bound, except to the extent that (i) Guarantor is contesting the provisions thereof in good faith and by proper proceedings, or (ii) the failure to comply therewith does not and will not, in the aggregate, have a material adverse effect on the business, operations, property, or condition (financial or otherwise) of Guarantor.

     (d)  Comply  with  all  applicable  laws,  regulations,  orders  and  other requirements of any court, tribunal, arbitrator or governmental authority, including without limitation the Colorado gaming and liquor license laws, non-compliance with which could have a material adverse effect on the business, operations, property or condition (financial or otherwise) of Guarantor and/or Borrower.
                                       29

     15. Default. The occurrence of any one or more of the following shall constitute an event of default ("Event of Default") hereunder:

     (a) the breach by Guarantor of any representation, warranty or covenant in this Guaranty; or

     (b) a breach by Borrower of any representation, warranty or covenant in the Note or the Security Documents that is not cured within the applicable grace period, if any; or

     (c) the failure of Guarantor to maintain, on a consolidated basis and as of the date of any financial statement provided pursuant to Section 12 above, a ratio of Net Tangible Equity to Lender Debt of at least .5 to 1. For this purpose, "Net Tangible Equity" means Guarantor's total assets (exclusive of intangibles, including good will, and exclusive of any assets acquired pursuant to the Asset Purchase Agreement or used in the operations of the Casino (as defined in the Asset Purchase Agreement)) minus Guarantor's total liabilities (exclusive of Lender Debt), and "Lender Debt" means the unpaid principal balance of the Note, in each case to be determined in accordance with GAAP on a consolidated basis. For purposes of calculating Net Tangible Equity hereunder, upon payment of any Lender Debt, Net Tangible Equity shall be reduced by only $.50 for each $1.00 of Lender Debt paid.

     (d) Guarantor becomes bankrupt or insolvent or enters into liquidation or enters into any arrangement or composition with its creditors (or any of them) or has a receiver appointed.

     16. Amendment. This Guaranty may not be changed orally, and no obligation of Guarantor may be released or waived by Lender, except by a writing signed by Lender.

     17. Proceeds. Guarantor hereby authorizes Lender, without notice to Guarantor, to apply all payments and credits received from Borrower or from Guarantor to payment of the Loan or the satisfactions of the covenants and conditions set forth in the Security Documents, in such manner and in such priority as Lender, in its sole judgment, shall see fit.

     18. Notices. All notices and other communications hereunder shall be in writing and mailed, sent by facsimile transmission or personally delivered, if to Guarantor, addressed to Guarantor at the address set forth above; if to Lender, addressed to Lender at the address set forth above; or at such other address as shall be designated in a written notice as provided herein. All such notices and communications shall be effective, when mailed (certified mail, return receipt requested), when deposited in the U.S. mail, and, when transmitted or delivered, upon receipt, addressed as aforesaid.

     19. Captions. The section headings in this Guaranty are for convenience of reference only and are not to be considered a part hereof and shall not limit or otherwise affect any of the terms hereof.

     20. Binding Effect. Guarantor agrees that this Guaranty shall inure to the benefit of and may be enforced by Lender and its successors and assigns, and any subsequent holder of the Note or any other promissory note given by Borrower to Lender, and shall be binding upon and enforceable against Guarantor and Guarantor's successors or assigns.

     21. Governing Law. This Guaranty shall be governed by and construed in accordance with the laws of Colorado (but not including the choice of law rules thereof).

     22. Reasonableness. Section 13 hereof contemplates that Guarantor may seek Lender's consent to take actions which are otherwise prohibited by this Guaranty. The Lender hereby agrees to act reasonably in considering whether to grant or withhold consent to the actions otherwise prohibited by paragraphs (a),
(c) or (d) of Section 13, meaning that such consent will be provided unless the Lender believes in good faith that the proposed action (or omission) adversely affects in any material respect the likelihood of the Loan being repaid in full in accordance with the terms of the Note. With respect to any consent requested by Guarantor, if Guarantor's request is not responded to by Lender within ten
(10) business days after Lender has received a written request from Guarantor, Guarantor may provide notification to Lender of such fact and Lender agrees that any such consent shall be deemed granted if Guarantor's request is not responded to within three (3) business days following receipt of such written notice.

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the day and year first above written.



WITNESS:                           CENTURY CASINOS, INC., a Delaware Corporation

/s/ Erwin Haitzmann                By:  /s/James D. Forbes
- -----------------------                -------------------------
    Erwin Haitzmann                By:     James D. Forbes
    Chairman                               President

                                 EXHIBIT 10.62

                 BUILDING LEASE DATED AS OF JULY 1, 1996, AMONG
               TJL ENTERPRISES, INC., WMCK ACQUISITION CORP. AND CENTURY CASINOS, INC., TOGETHER WITH MEMORANDUM OF BUILDING LEASE WITH OPTION TO PURCHASE DATED AS OF
                      JULY 1, 1996, AMONG THE SAME PARTIES

                                 BUILDING LEASE

     THIS LEASE, made and entered into this 1st day of July, 1996, between TJL Enterprises, Inc., a Colorado corporation, hereinafter called the LESSOR, and WMCK Acquisition Corp., a Delaware corporation, and Century Casinos, Inc., a Delaware corporation, hereinafter collectively called Lessee.

                              W-I-T-N-E-S-S-E-T-H:

     THAT IN CONSIDERATION of the payment of rent hereinafter provided and the keeping and performance of each of the covenants and agreements hereinafter set forth by the Lessee, Lessor has and does hereby lease unto the Lessee the following described premises and building located thereon, situated in the County of Teller, State of Colorado, to wit: Lot 18, Block 21, Fremont (now Cripple Creek), commonly known as 208 East Bennett Avenue, Cripple Creek, Colorado 80813 ("Premises").

     TO HAVE AND TO HOLD the same unto the Lessee from 12:00 o'clock midnight July 1, 1996 to 12:00 o'clock midnight June 30, 2006, at and for a rental, for the full term aforesaid of One Million Seven Hundred Fifty-two Thousand and no/100 ($1,752,000.00) payable in monthly installments of Fourteen Thousand Six Hundred and no/100 ($14,600.00) on or before the third day of each calendar month during the term at Lessor's Pueblo, Colorado, address set forth in this Lease.

     TRIPLE NET LEASE. It is the understanding and agreement of the parties hereto that this is a Triple Net Lease, Lessee to bear all expenses and make all payments consistent with the principle of a Triple Net Lease unless stipulated otherwise herein: and Lessee hereby assumes and agrees to perform all duties and obligations with relation to the premises, the improvements thereon, and the appurtenances thereto, as well as the use, operation, and maintenance thereof, even though such duties and obligations would otherwise be construed to be those of Lessor provided, however, that Lessee shall not be required to pay any prior existing mortgages or any future mortgages that are placed on the property by Lessor. Lessee shall have the same rights as Lessor under all guaranties and warranties by building contractors and suppliers of materials and equipment installed in the Premises.

     PAYMENT OF REAL ESTATE TAXES AND ASSESSMENTS. The parties agree that, as part of the consideration for the Lease and in addition to the rent provided, Lessee shall, after the commencement of the term of this Lease, and during the remainder of the term of this Lease and any renewal or extension thereof, pay to the public officers charged with the collection thereof, promptly as the same become due, all taxes, levies, licenses, excises, franchises, imposts, penalties, and charges, general and special, ordinary and extraordinary, of whatever name, nature, and kind, which are now or may hereafter be levied, assessed, charged, or imposed, which are or may become a lien (whether federal, state, city, county, or other public authority) upon this Lease, the above-described Premises, the use or occupancy thereof, the buildings and improvements now or hereafter situated thereon, or upon the occupants in respect thereof. It is agreed that the above taxes shall not be in any way construed to include any federal or state income taxes assessed against Lessor.

     In the event Lessee should fail to pay the taxes or assessments herein required to be paid by Lessee, prior to the date when a delinquent rate would be imposed, then Lessor may, at its option (ten (10) days prior written notice having been given to Lessee), pay such taxes to the public officers charged with the collection thereof, and the amount or amounts of money so paid by Lessor, together with interest on all such amounts at the rate of 18% (eighteen percent) per annum, shall be repaid by Lessee to Lessor upon demand, and the payment thereof may be collected or enforced by Lessor in the same manner as though said amounts were an installment or rent specifically required by the terms of the Lease agreement to be paid by Lessee to Lessor upon the date when Lessor demands repayment thereof; the election of Lessor to pay such taxes shall not waive the default thus committed by Lessee.

     OTHER TAXES. Lessee agrees that during the term of this Lease or any extension or renewal thereof, it will pay to the public officers charged with the collection thereof any use tax, sales tax and personal property tax that might be imposed by any governmental body against either Lessor or Lessee by reason of the occupancy of the Premises and payment of rental therefor by Lessee; and Lessee further covenants and agrees to pay such tax or taxes prior to the same becoming delinquent and to furnish unto Lessor evidence of such payment. In the event Lessee should fail to pay such use or sales taxes, then Lessor, at its sole option, (ten (10) days prior written notice having been given to Lessee) may pay said tax or taxes, and the amount so paid by Lessor together with interest on all such amounts at the rate of 18% (eighteen percent) per annum shall be added to and become additional rental to be paid by Lessee to Lessor.

     THE LESSEE AGREES to pay the rent and all charges for all utilities and taxes promptly when due; if said rent is not paid within ten (10) days from date due, to pay all reasonable costs and expenses of litigation, including reasonable attorney fees incurred by Lessor because of nonpayment of rent or other breach by Lessee, whether or not said litigation proceeds to judgment. Should Lessor be in default or breach of this Lease, Lessee shall give Lessor written notice of same, and, if the default is not cured within thirty (30) days thereafter, Lessee shall be entitled to reasonable attorneys fees in enforcing Lessee's rights.

     THE LESSEE AGREES to keep all improvements upon said Premises, including, but not limited to, all fixtures, all sewer connections, plumbing, heating and air-conditioning equipment, wiring, electrical service and glass, in good order and repair and to maintain the exterior walls and roof, ordinary wear and tear excepted.

     THE LESSEE AGREES not to install signs on the exterior of the Leased Premises, not to order any repairs whatsoever at the expense of the Lessor, nor to make any improvements, alterations, or changes or redecorations to the Leased Premises without first obtaining the written consent of the Lessor. Lessor's consent shall not be unreasonably withheld. All improvements, alterations, changes, or redecorations of the Leased Premises shall be made at Lessee's sole cost and expense. Lessee shall not permit or allow liens to be filed against the Leased Premises and prior to ordering and repairs or remodeling Lessee shall timely post notice that Lessor's interest in the Leased Premises is not subject to any lien in accordance with C.R.S. 38-22-105. Lessee shall, if directed in writing by Lessor, upon termination of this Lease immediately replace, remove, or change walls or fixtures and restore the Leased Premises to its original condition.

         THE LESSEE AGREES at the expiration of this Lease to surrender and deliver up said Premises, including, but not limited to, all fixtures, including fixtures on inventory list attached as Exhibit A, heating and air-conditioning equipment, plumbing, sewer connections, wiring and glass, in as good order and condition as when the same were entered upon, loss by fire, insurable accident or ordinary wear and tear expected.

         THE LESSEE AGREES to sublet no part of said Premises nor assign this Lease or any interest herein, without the written consent of the Lessor first being obtained. Lessor's consent shall not be unreasonably withheld.

         THE LESSEE AGREES to use said Leased Premises only for the purpose set forth in the following paragraph, and for no purpose prohibited by the laws of the United States, the State of Colorado, or the ordinances of the City of Cripple Creek, now in force or hereafter enacted; to promptly observe and comply with or execute, at its own expense, all present and future laws, rules, requirements, orders, directions, ordinances, and regulations of the United States of America, or of any State, City or municipality and of any and all other government authorities or agencies that have jurisdiction.

         THE LESSEE AGREES to keep all sidewalks and parking area free from ice, litter, dirt, debris and obstructions: to keep said Premises clean and in the sanitary condition required by all ordinances and health, sanitary and police regulations; and to use said Premises for the purpose of casino and gaming establishment, gift shop, and restaurant.

         THE LESSEE AGREES neither to permit nor suffer any unreasonable disorderly conduct or nuisance about said premises.

         THE LESSEE AGREES neither to hold nor attempt to hold the Lessor liable for any injury or damage to persons or property either proximate or remote, including, but not limited to, those arising from the use of said Premises by Lessee, or from repairs, alterations, injury or accident occurring on said Premises or other parts of Lessor's property not herein leased, or on adjacent Premises, or occasioned by defective electric wiring, or breakage or stoppage resulting from freezing or otherwise, or for any water damage to the fixtures, equipment, or merchandise of Lessee in the Leased Premises unless said injury is due to negligent acts or omissions of Lessor.

         THE LESSEE AGREES neither to permit nor suffer said Premises, or the walls or floors thereof, to be endangered by overloading.

         THE LESSEE AGREES that none of Lessor's personal property referenced on Exhibit B shall be moved in any material respect or removed without Lessor's consent.

     THE LESSEE AGREES that if the Lessee removes brick or other material from the Premises, the Lessee shall, at the Lessee's expense, remove such material to a mutually agreed location, shall retain such material to the extent required by law and shall restore such removed material to the extent possible on termination of the Lease.

     THE LESSEE AGREES to permit the Lessor at any reasonable hour of the day to enter into or upon and to go through and inspect said Premises.

     THE LESSEE AGREES to indemnify and save Lessor harmless from any and all claims, demands, expenses, fines, attorney fees, suits, causes of action and liability for any damage or injury to persons or property through accident or casualty occurring on any portion of the Leased Premises or arising out of or in any way connected with Lessee's use of the Leased Premises, or as a result of any act or omission of Lessee, its agents or employees. Lessee shall carry worker's compensation insurance as required by law and comprehensive general liability insurance including bodily and property damage, requiring the giving of thirty (30) days' notice to Lessor prior to cancellation, termination or change in such insurance during the term hereof covering Lessee as named insured and Lessor as additional insured with an insurance company satisfactory to Lessor for limits of not less than $1,000,000 per claim occurrence. Lessee shall no less frequently than annually provide Lessor certificates thereof showing such insurance to be in force.

     THE LESSEE AGREES at its cost, to obtain concurrent with the taking of occupancy of the demised Premises, and to maintain at all times during the term of this Lease, with insurance companies qualified to do business in the State of Colorado and having a general policyholder's rating of A+, fire and extended coverage insurance upon the demised Premises in the amount equal to the replacement cost of the demised Premises and improvements thereon. The policy shall waive subrogation rights against Lessor and Lessee agrees to make no claims against Lessor. All policies of insurance or certificates thereof as provided in this paragraph shall be delivered to Lessor and shall be renewed from time to time by Lessee so that at all times the insurance protection herein provided shall continuously exist.

     In the event of the destruction of the improvements located on the demised Premises so as to render the Premises or a portion thereof untenantable by Lessee, it shall be the obligation of Lessor, as hereinafter provided for, promptly to repair or rebuild the building and improvements as well as possible to their original condition, and the proceeds collected from the insurance policy or policies herein described shall be made available to Lessor for the purposes of effecting such repair or restoration, and the parties hereto agree that such insurance proceeds shall be first applied to the cost of any repairs and restoration before using any portion thereof for any other purposes.

     In the event that there shall remain any portion of the proceeds of such insurance policy or policies after the repair and reconstruction of any building or improvements to a condition equal to the former condition thereof, and provided no condition of default exists on the part of Lessee herein under the terms of this Lease, then any such excess shall be paid to Lessee herein. Lessee shall be entitled to all insurance proceeds representing the value of the leasehold improvements being paid for by Lessee (together with all replacements thereof and additions thereto).

     Lessee covenants and agrees with Lessor that Lessee will pay the premiums for all of the insurance policies that Lessee is obligated to carry under the terms of this Lease and that Lessee will deliver to Lessor evidence of such payment before the payment of any such premiums becomes in default; and Lessee will cause renewals of expiring policies to be written and the policies or copies thereof, as Lessor may require, to be delivered to Lessor at least fifteen (15) days before the expiration date of such expiring policies. If obtainable, such policy or policies of insurance shall provide that the same may not be canceled without giving at least thirty (30) days' notice to Lessor of intent to cancel.

     Anything to the contrary herein notwithstanding, the parties hereto agree that the provisions of this paragraph shall be subject to the requirements of any institutional lender now or at any time hereafter holding a lien upon the demised Premises, including, without limitation thereto, the types and amounts of coverage, the named insureds, the insurers, and the right of the mortgagee to apply any insurance proceeds on account of the debt.

     IT IS MUTUALLY AGREED that if, after the expiration of the term of this Lease, Lessee shall remain in possession of the Leased Premises and continue to pay rent without any express written agreement as to such holding over, then Lessee agrees that all terms and covenants of this Lease shall remain in effect, except that Lessee shall be a tenant from month to month at a monthly rental to be mutually agreed to by Lessor and Lessee; however rent payable shall be no less than the amount paid during the month previous to the expiration of the term.

     IT IS MUTUALLY AGREED that if the Lessee shall be declared insolvent or bankrupt, or if any assignment of the Lessee's property shall be made for the benefit of creditors or otherwise, or if Lessee's leasehold interest herein shall be levied upon under execution, or seized by virtue of any writ of any Court of law, or a Trustee in Bankruptcy or a Receiver appointed for the property of the Lessee, whether under the operation of the state or the federal statutes, then and in any such case, the Lessor may, at his option, after the expiration of fifteen (15) days from the date of service of written notice to Lessee, terminate this Lease and immediately retake possession of the Premises without the same working any forfeiture of the obligations of the Lessee hereunder; and it is further agreed that in the event of any of these happenings, or the termination or expiration of this Lease as herein provided, the Lessor shall have a lien for the payment of rent provided for in this Lease upon all the furniture, equipment, inventory and fixtures of the Lessee which are or may be put in or upon the Leased Premises, and such lien may be enforced by the taking and sale of such property in the same manner as provided under the Colorado Uniform Commercial Code.

     IT IS MUTUALLY AGREED that if the rent above reserved, or any part thereof, shall be in default, or in case of a breach by the Lessee of any of the covenants or agreements herein, the said Lessor may declare this Lease terminated, and after the expiration of fifteen (15) days from the date of service of written notice to that effect, if said breach or default has not been fully corrected, be entitled to the possession of said premises without further notice or demand; and further, that in case the Lessor shall become entitled to the possession of the Premises either by the expiration of this Lease or by any violation of any term or provision as herein provided for, and the said Lessee shall refuse to surrender and deliver up the possession of the Premises, after the service of said notice as aforesaid, then and in that event, the said Lessor may, without further notice or demand, enter into and upon said premises, or any part thereof, and take possession thereof and repossess them, and expel, remove, and put out of possession the Lessee, using such help, assistance, and force in so doing as may be needful and proper, without prejudice to any remedy allowed by law, available in such cases.



     IT IS MUTUALLY AGREED that in case the Premises are left vacant and any part of the rent herein reserved be due and unpaid, then the Lessor may, without in anyway being obligated to do so, and without terminating this Lease, retake possession of the Premises and rent the same for such rent, and upon such conditions as the Lessor may think best, making such changes and repairs as may be required giving credit for the amount of rent so received less all expenses of such charges and repairs, and said Lessee shall be liable for the balance of the rent herein reserved until the expiration of this Lease.

     IT IS MUTUALLY AGREED that no assent, expressed or implied, to any breach of any one or more of the covenants and agreements hereof, shall be deemed or taken to be a waiver of any succeeding or other breach of any covenant or agreement hereof and acceptance of rent with knowledge of any breach shall not constitute waiver of said breach by Lessor.

     IT IS MUTUALLY AGREED that Lessee, if not in default under any of the terms and provisions hereof, may, at the expiration of the original term and renewal terms, if any, remove any equipment, store and business fixtures installed and paid for by Lessee, provided that said Lessee shall, at Lessee's own expense, immediately repair any and all damage to the Premises occasioned by said removal and restore the Premises to as good condition as when same was received by Lessee, ordinary wear and tear excepted.

     IT IS MUTUALLY AGREED all notices which are to be made by either party shall be made by mailing same, certified mail, and such notice shall be deemed to have been served on the date of such mailing. All notices to Lessor shall be mailed to 114 West Seventh Street, Pueblo, Colorado 81003, and all notices to Lessee shall be mailed to 50 S. Steele St., Suite 755, Denver, CO 80209,
Attention: Brad Dobski, or at such other addresses as Lessor or Lessee may from time to time designate in writing to the other. In addition, Lessor shall simultaneously mail a copy of any notices to Lessee hereunder to Gold Creek Associates, L.P., c/o Cooper Perskie April Niedelman Wagenheim & Levenson, 1125 Atlantic Avenue, Atlantic City, New Jersey 08401-4891 Attn.: Anthony P. Monzo in connection with a Collateral Assignment of Lease dated the date hereof between Lessee and Gold Creek Associates, L.P.

     IT IS MUTUALLY AGREED if any term or provisions of the Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, all other provisions of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

     IT IS MUTUALLY AGREED where applicable, the singular includes the plural and the neuter includes the male or female.

     IT IS MUTUALLY AGREED this Lease shall be deemed to have been executed and be governed exclusively by the provisions hereof and the laws of the State of Colorado.

     IT IS MUTUALLY AGREED in the event that Lessor mortgages the Leased Premises or assigns this Lease as collateral security for loan purposes, Lessee agrees to subordinate its interest to said assignment or mortgage and to execute all instruments deemed necessary by Lessor or Lessor's assignees or mortgagee to complete and effectively carry out the intent and purpose of said mortgage or collateral assignment; provided, however, that in the event of foreclosure of said mortgage or assignment, this Lease and Lessee's interest herein shall not be divested or in any way affected so long as Lessee shall not be in default under the terms of this Lease.

     IT IS MUTUALLY AGREED all the terms and covenants of this Lease Agreement shall be binding upon and apply to the heirs, assigns and personal representatives of the Lessor and Lessee or any person claiming by, through or under either of them or their agents and attorneys.

     IT IS MUTUALLY AGREED if the Leased Premises shall be taken or condemned in whole or in part for public purpose, then the term of this Lease shall, at the option of the Lessor, forthwith cease and terminate, the Lessor shall receive the entire award for land and building; the current rent, however, shall in such case abate proportionately.

     IT IS MUTUALLY AGREED if not in default hereunder, Lessee shall after the effective term of the Lease, have the right and option to renew said lease, for an additional period of time to equal the period of time of the original lease, to have and to hold the same unto the said Lessee from 12:00 o'clock midnight, July 1, 2006, to 12:00 o'clock midnight, June 30, 2016, at and for a rental, for the full term aforesaid, to be negotiated a minimum of ninety (90) days prior to the expiration of the original lease.

     IT IS MUTUALLY AGREED if not in default hereunder, Lessee shall have the right and option to purchase the Premises for the purchase price of $2,000,000.00 (Two Million and no/100 Dollars) commencing one year following the commencement of this lease term and continuing thereafter throughout the term of the lease. If Lessee elects to exercise this purchase option, a closing shall occur within sixty (60) days following Lessor's receipt of Lessee's notice of election to purchase ("Exercise"). Lessee's obligation to purchase the Premises following its Exercise of its purchase option shall be contingent upon Lessor delivering title to Lessee for the Premises by general warranty deed subject only to those exceptions which Lessee determines are reasonably acceptable and a title policy insuring title in Lessee in the full amount of the purchase price and subject to the permitted exception referenced on the deed above described.

     IT IS MUTUALLY AGREED that the obligations of Lessee hereunder shall be joint and several.

     IT IS MUTUALLY AGREED that this Lease may be executed in counterparts, each of which shall constitute an original.


                             LESSOR

                             TJL ENTERPRISES, INC., a Colorado corporation


                                  /s/ Louie D. Carleo
                                --------------------------------------
                                       Louie D. Carleo
                                        Secretary/Treasurer



                                 LESSEE:

                                 WMCK ACQUISITION CORP., a Delaware corporation


                                  /s/ James Forbes
                                --------------------------------------
                                       James Forbes
                                        President

                                /s/ Erwin Haitzmann
                                --------------------------------------
                                       Erwin Haitzmann
                                        Chairman



                                CENTURY CASINOS, INC., a Delaware corporation

                                /s/ Erwin Haitzmann
                                --------------------------------------
                                       Erwin Haitzmann
                                        Chairman


                                /s/ James Forbes
                                --------------------------------------
                                       James Forbes
                                        President

                          MEMORANDUM OF BUILDING LEASE
                             WITH OPTION TO PURCHASE



     THIS MEMORANDUM OF BUILDING LEASE WITH OPTION TO PURCHASE (this "Memorandum") is made and entered into as of the 1st day of July, 1996 between TJL ENTERPRISES, INC., a Colorado corporation ("Lessor"), and WMCK ACQUISITION CORP., a Delaware corporation, and CENTURY CASINOS, INC., a Delaware corporation ("Lessee"), with respect to the following:

     1. LEASE OF PREMISES. Lessor has leased and demised to Lessee, and Lessee leased from Lessor that certain real property located in the City of Cripple Creek, County of Teller, State of Colorado, more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Premises"), pursuant to and on the terms and provisions of that certain Building Lease of even date herewith (the "Lease"). The provisions of the Lease are incorporated into this Memorandum by this reference as if set out in full herein.

     2. INITIAL TERM. The initial term of the Lease shall commence at 12:00 midnight on July 1, 1996 ("Commencement Date") and shall expire at 12:00 midnight on June 30, 2006 subject to earlier termination as provided in the Lease ("Initial Term").

     3. EXTENDED TERMS. Pursuant to and subject to the conditions set forth in the Lease, Lessee shall have the right to extend the Initial Term of the Lease for an additional period of time equal to the period of time of the original lease, upon the same terms and conditions as set forth in the Lease applicable to the Initial Term, subject to adjustment of rent pursuant to the terms of the Lease.

     4. OPTION TO PURCHASE. Lessee shall have the right and option to purchase Lessor's fee interest in the Premises pursuant to the terms, covenants and conditions set forth in the Lease. The term of the Option commences one (1) year after the Commencement Date and continues through the Initial Term, and any extended term pursuant to Lessees's right to extend set forth above, all as more particularly set forth in the Lease.

     5. PURPOSE OF MEMORANDUM. This Memorandum is prepared and executed for the purpose of recordation and in no way modifies the terms and provisions of the Lease. In the event of any inconsistency between the terms of the Lease and the terms of this Memorandum, the terms of the Lease shall prevail. This Memorandum may be executed in counterparts, each of which shall constitute an original.

     IN WITNESS WHEREOF, the parties have executed this Memorandum of Building Lease with Option to Purchase as of the day and year first above written.

                                 LESSOR:

                                 TJL ENTERPRISES, INC., a Colorado corporation


                                  /s/ Louie D. Carleo
                                --------------------------------------
                                       Louie D. Carleo
                                        Secretary/Treasurer



                                 LESSEE:

                                 WMCK ACQUISITION CORP., a Delaware corporation


                                  /s/ James Forbes
                                --------------------------------------
                                       James Forbes
                                        President



                                CENTURY CASINOS, INC., a Delaware corporation


                                /s/ James Forbes
                                --------------------------------------
                                       James Forbes
                                        President

                                    EXHIBIT A
                         (Legal Description of Property)


          Lot 18, Block 21, Fremont (now Cripple Creek), Teller County,
              Colorado, commonly known as 208 East Bennett Avenue,
                         Cripple Creek, Colorado 80813

                                 EXHIBIT 10.63

           FOUR PARTY AGREEMENT, ASSIGNMENT AND ASSUMPTION OF LEASE,
             CONSENT TO ASSIGNMENT OF LEASE, CONFIRMATION OF OPTION
          AGREEMENT AND ESTOPPEL STATEMENTS DATED AS OF JULY 1, 1996,
          AMONG HAROLD WILLIAM LARGE, TELLER REALTY, INC., GOLD CREEK
                  ASSOCIATES, L.P., AND WMCK ACQUISITION CORP.

            FOUR PARTY AGREEMENT, ASSIGNMENT AND ASSUMPTION OF LEASE,
             CONSENT TO ASSIGNMENT OF LEASE, CONFIRMATION OF OPTION
                        AGREEMENT AND ESTOPPEL STATEMENTS

     THIS FOUR PARTY AGREEMENT, ASSIGNMENT AND ASSUMPTION OF LEASE, CONSENT TO ASSIGNMENT OF LEASE, CONFIRMATION OF OPTION AGREEMENT AND ESTOPPEL STATEMENTS (the "Four Party Agreement") is entered into as of this 1st day of July, 1996 by and between HAROLD WILLIAM LARGE, an Individual ("Large"), TELLER REALTY, INC., a Colorado corporation ("Teller"), GOLD CREEK ASSOCIATES, L.P., a New Jersey limited partnership ("Assignor") and WMCK ACQUISITION CORP., a Delaware corporation ("Assignee") with respect to the following:

                                    RECITALS

     A. Large, as "Seller" thereunder, and Teller, as "Purchaser" thereunder, entered into that certain "Agreement" dated August 31, 1994 (the "Master Lease"), a copy of which is attached as Exhibit "A" hereto and is incorporated herein by this reference, pursuant to which, among other things, Large leased to Teller certain real property and the improvements thereto and the personal property therein located at 220 East Bennett Ave., Cripple Creek, Colorado more particularly defined as the "Property" in the Master Lease. (Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Lease);

     B. In addition to the parties' agreement concerning Teller's lease of the Property, the terms of the Master Lease grant to Teller a Purchase Option to acquire fee title to the Property (the "Master Option"), which Master Option Teller is entitled to exercise at any time on or before six (6) months prior to expiration of the Master Lease, all as more particularly set forth in Section B of the Master Lease;

     C. Teller, as "Lessor" thereunder, and Assignor, as "Lessee" thereunder, entered into that certain "Agreement" dated May 1, 1995, as amended by that certain "Addendum To Agreement" of even date (the "First Addendum"), and by that certain "Second Addendum To Agreement" of even date (the "Second Addendum") (the Agreement as amended by the First Addendum and the Second Addendum are collectively referred to herein as the "Sublease"), a copy of which is attached as Exhibit "B" hereto and is incorporated herein by this reference, pursuant to which Teller (i) subleased to Assignor all of Teller's right, title and interest as "Purchaser" under the Master Lease, and (ii) granted to Assignor an option to acquire fee title to the Property through Teller's rights under the Master Option (the "Sub-Option"), all as more particularly set forth in the Sublease;

     D. By that certain letter dated April 28, 1995, Large consented to Teller's sublease of the Property, and by execution of the Second Addendum, Large consented to all of the terms of the Sublease, including, without limitation, the granting by Teller of the Sub-Option, all as more particularly set forth therein;

     E. Pursuant to the terms of that certain "Asset Purchase Agreement" dated as of September 27, 1995 (the "Asset Purchase Agreement"), Assignor has agreed to sell to Assignee, and Assignee has agreed to acquire from Assignor, all of Assignor's right, title and interest in and to the Assets (as defined in the Asset Purchase Agreement), which Assets include, without limitation, Assignor's right, title and interest as "Lessee" under the Sublease, and all of Assignor's right, title and interest in and to the Sub-Option, all as more particularly set forth in the Asset Purchase Agreement; and

     F. Assignor, Assignee, Teller and Large are now each entering into this Four Party Agreement in order to, among other things, (i) evidence Assignor's irrevocable assignment of all of its right, title and interest in and to the Sublease and the Sub-Option to Assignee effective as of the Closing Date (as defined in the Asset Purchase Agreement) (hereinafter, the "Effective Date"),
(ii) confirm among each of the parties hereto the existence and status of the Master Lease, the Master Option, the Sublease and the Sub-Option as of the execution date of this Four Party Agreement and as of the Effective Date, as more particularly set forth herein, and (iii) confirm and evidence Large's and Teller's consent to the assignment of the Sublease and the Sub-Option from Assignor to Assignee as evidenced by this Four Party Agreement, and Large's and Teller's agreement to recognize Assignee's rights to the Sublease and the Sub-Option following Assignor's assignment of the same to Assignee, all as more particularly set forth herein.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor, Assignee, Teller and Large each hereby agree as follows:

                                     ARTICLE
                                        I
                 ASSIGNOR'S ASSIGNMENT AND ASSIGNEE'S ASSUMPTION
                           OF SUBLEASE AND SUB-OPTION

     1.1 Assignor's Assignment of Sublease and Sub-Option. Assignor hereby irrevocably and unconditionally assigns and transfers to Assignee, all of Assignor's right, title and interest as "Lessee" under the Sublease, including, without limitation, all of Assignor's right, title and interest in and to the Sub-Option, which assignment shall be immediately effective upon the Effective Date. Assignor hereby represents and warrants, as of the date of its execution of this Four Party Agreement and reaffirmed as of the Effective Date, that: (i) it is the sole owner of the entire "Lessee's" interest in and to the Sublease and the Sub-Option, (ii) the Sublease and the Sub-Option are each valid and enforceable and have not been altered, modified or amended in any manner whatsoever other than as shown in Exhibit "B", and (iii) to Assignor's knowledge, the "Lessor" named in the Sublease is not in default under any of the terms, covenants or conditions thereof. Assignor hereby protects, defends, indemnifies and holds Assignee harmless from and against any and all losses, claims, liabilities, costs and expenses, including, without limitation, attorneys' fees and court costs, arising from or otherwise related to any act or omission by or on behalf of Assignor from or in connection with the Sublease

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

and/or the Sub-Option occurring prior to the Effective Date. Assignee hereby protects, defends, indemnifies and holds Assignor harmless from and against any and all losses, claims, liabilities, costs and expenses, including, without limitation, attorneys' fees and court costs, arising from or otherwise related to any act or omission by or on behalf of Assignee from or in connection with the Sublease and/or the Sub-Option occurring after the Effective Date.

     1.2 Assignee's Assumption of Lease. Assignee hereby assumes and agrees to perform, from and after the Effective Date, each and all of the covenants, conditions and obligations of "Lessee" under the terms of the Sublease and the Sub-Option (the "Obligations"), and further agrees that it shall be solely responsible and liable for all such Obligations which arise under the Sublease and the Sub-Option following the Effective Date.

                                     ARTICLE
                                       II
                   CONFIRMATION, CONSENT AND ESTOPPEL OF LARGE

     2.1 Large's Consent to Assignment of Sublease. Pursuant to the provisions of the Master Lease, including, without limitation, the provisions of paragraph 14 thereof, Large hereby irrevocably and unconditionally (i) reaffirms its consent to Teller's sublease of the Property to Assignor pursuant to the terms of the Sublease and the Sub-Option, and (ii) consents to Assignor's assignment of all of its right, title and interest in the Sublease and the Sub-Option to Assignee, and to Assignee's assumption of all of the obligations of Assignor thereunder, and agrees to recognize Assignee as the "Lessee" under the Sublease and the Sub-Option for all purposes as though Assignee were the original "Lessee" thereunder, all as more particularly set forth above.

     2.2 Notices; Right to Cure. From and after the Effective Date, Large agrees that, in addition to the requisite notices required under the terms of the Master Lease and the Master Option, copies of any and all future notices or communications permitted or required under the Master Lease and the Master Option shall be sent to Assignee at the following address:

                           50 South Steele Street, Suite 755
                           Denver, Colorado 80209
                           Attention:  Peter Hoetzinger

     Large hereby acknowledges and reaffirms his agreement set forth in paragraph 5 of the Second Addendum concerning Assignor's rights to cure defaults under the Master Lease and the Master Option (and following the Effective Date, Assignee's right to so cure such defaults), and by way of confirmation and clarification thereof, Large hereby agrees that Assignee shall be entitled to notice of any default under the Master Lease and the Master Option, as well as an opportunity and a reasonable period of time within which to cure after the expiration of Teller's notice and cure periods under the Master Lease and the Master Option, and Large hereby agrees to accept performance by Assignee under the Master Lease and the Master Option in lieu of performance by Teller. Large hereby agrees that neither the Master Lease nor the Master Option may be terminated for any defaults by Teller unless and until Assignee has received such notice and an opportunity to cure Teller's defaults, and the cure periods under the Master Lease and the Master Option shall be extended for a reasonable period of time so as to enable Assignee to complete such cure, but in any case until such cure is completed so long as Assignee has exercised in writing its right to cure granted hereunder and is diligently pursuing such cure to completion. Large hereby agrees that, upon Assignee's cure of any such default, and provided Assignee remains in possession of the Property and is not in default under any other provision of the Master Lease, the rights of Assignee under the Master Lease and the Sublease shall not be affected or disturbed by Large, and Assignee shall be entitled to continue in occupancy of the Property under the same terms and conditions of the Master Lease (including, without limitation, all of the rights in and to the Master Option), to the same extent and with the same force as if Assignee were the original "Purchaser" under the Master Lease and Master Option. Assignee hereby agrees that, upon its cure of any such default, Assignee will abide by all of the terms and obligations of the Master Lease and the Master Option, and shall continue in occupancy of the Property under the same terms and conditions of the Master Lease and the Master Option, to the same extent and with the same force as if Assignee were the original "Purchaser" under the Master Lease.

     2.3 Waiver of Right to Terminate Master Lease and Master Option. Large hereby acknowledges and understands that Assignee has entered into this Four Party Agreement in reliance upon and with the intent of acquiring, among other things, Assignor's rights to the Sublease and to acquire fee title to the Property pursuant to the Sub-Option and the Master Option, and that but for such rights under the Sub-Option, Assignee would not have entered into this Four Party Agreement. As a result, Large hereby agrees that it will not enter into any agreement with Teller, or any of its successors or assigns, to terminate, modify or otherwise amend any of the terms or provisions of the Master Lease or the Master Option, without the express prior written consent of Assignee.

     2.4 Memorandum of Sublease and Sub-Option. Large hereby agrees that Assignee shall be entitled, at its sole cost and expense, to record a memorandum of the Sublease and Sub-Option agreement in the real property records of Teller County, Colorado.

     2.5 Large's Estoppel Statement Concerning the Master Lease, Master Option, Sublease and Sub-Option. Large hereby acknowledges, understands, confirms and agrees as follows:

     (a) Copy of Master Lease and Master Option. The copy of the Master Lease and the Master Option attached as Exhibit "A" hereto and incorporated herein by this reference is a true, correct and complete copy of the Master Lease and the Master Option (with the express exception of those portions which have been lined out, which portions Large hereby represents and warrants only involve the financial information concerning the rent payable under the Master Lease, financial information concerning Chips and Token liability, and the purchase price concerning Teller's right to acquire the Property, and none of which lined-out portions include any additional rights or obligations between the parties or otherwise restrict Teller's right to acquire the Property under the Master Lease or the Master Option), includes all rights and obligations of Teller with respect to the Master Lease and the Master Option, and such Master Lease and the Master Option rights set forth therein are in full force and effect and constitutes and represents the entire agreement between Large and Teller with respect to the Property;

     (b) Parties to Master Lease and Master Option. Teller is the current and rightful "Purchaser" under the Master Lease and the Master Option, and was the rightful "Purchaser" thereunder at the time of its execution of the Sublease, and Large is the current and rightful "Seller" under the Master Lease and Master Option.

     (c) Full Force and Effect. The Master Lease and the Master Option are each in full force and effect, the obligations of both Teller and Large thereunder are valid and binding and there have been no modifications or additions to the Master Lease or the Master Option, written or oral, other than as shown in Exhibit "A";

     (d) No Pending Defaults. With respect to Teller and Large, there exists no breach, default or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Master Lease or the Master Option, or both;

     (e) Rent; Master Option Payments. All rent owing under the Master Lease has been paid in full through October 31, 1995;

     (f) Term; Option Term, Extension and Exercise. The primary term of the Master Lease commenced on October 1, 1994 and continues in effect until December 31, 1999. Pursuant to the terms of the Master Lease, Teller has an option to extend the primary term of the Master Lease for an additional sixty (60) months through December 31, 2004 upon notice to Large given at any time on or before expiration of the primary term. Teller has no further options to extend said term. In connection with Teller's rights under the Master Option, and as required by the provisions of paragraph 19 of the Master Lease, Teller is required to provide Large with notice of its exercise of the Master Option no later than six (6) months prior to the expiration of the Master Lease, and to pay to Large the amount of Fifty Thousand Dollars ($50,000) (the "Option Extension Payment") on the first day of Teller's extension of the primary term of the Master Lease. In the event Teller elects to exercise the Master Option and purchase the Property at the expiration of the primary term, payment of the foregoing Option Extension Payment is not required. Upon Teller's timely exercise of its extension right through December 31, 2004, and upon Teller's timely payment of the Option Extension Payment, Teller's rights to exercise the Master Option will be extended through June 30, 2004, all as more particularly set forth in paragraph 19 of the Master Lease, and no further payments will be due, owing or otherwise chargeable in order for Teller's rights to acquire the Property under the Master Lease and Master Option to remain in full force and effect. Large hereby understands, acknowledges and agrees that, in the event Teller timely pays the Option Extension Payment in connection with Teller's exercise of its right to extend the primary term of the Master Lease, such Option Extension Payment will be applied by Large toward payment of the Purchase Price. Notwithstanding the provisions of Section B, paragraph 2 of the Master

Lease, Large hereby acknowledge, understands and agrees that in the event the rights under the Master Option are exercised, payment of the Purchase Price and transfer of fee title to the Property shall occur concurrently at the time of the closing;

     (g) Assignor's and Assignee's Rights Under Option. Large hereby acknowledges that Teller has agreed with Assignor, pursuant to the provisions of paragraph 1 of the Second Addendum, to extend the primary term of the Master Lease as provided in paragraph 19 thereof. Large hereby further acknowledges that Assignee is relying upon Teller's extension thereof and payment of the Option Extension Payment in order to preserve Teller's rights to possession of the Property under the Master Lease and Teller's right to acquire the Property under the Master Option, thereby preserving Assignee's rights to possession of the Property under the Sublease and Assignee's rights to acquire the Property under the Sub-Option. In acknowledgment of the foregoing, Large hereby agrees and hereby reaffirms its agreement set forth in paragraph 11 of the Second Addendum that, in the event Teller fails to exercise its right to extend the primary term of the Master Lease, or otherwise fails to make the Option Extension Payment or exercise its rights to acquire the Property under the Master Option, Assignor (and following the Effective Date, Assignee) shall have the right to lease the Property directly from Large under the same terms and conditions set forth in the Master Lease for the remainder of such term, including, without limitation, the right to extend the term of the Master Lease through December 31, 2004, and shall further have the right, upon payment to Large of the Option Extension Payment, to extend the option exercise date through June 30, 2004. In the event Teller so fails to exercise its right to extend the primary term of the Master Lease or otherwise pay the Option Extension Payment, Large will provide Assignor (and following the Effective Date, Assignee) with written notice thereof and afford Assignor (and following the Effective Date, Assignee) the option of exercising such extension rights and entering into a new lease with Large in the manner described above.

     (h) Consent to Sublease and Sub-Option. Large has previously consented to Teller's sublease of the Property to Assignor pursuant to the terms of the Sublease, and to Teller's grant to Assignor of the Sub-Option. Large hereby acknowledges Assignor's right to exercise such Sub-Option, and upon Large's receipt of notice of Assignor's exercise thereof (or Assignee's exercise thereof following the Effective Date), Large acknowledges and agrees to abide by Teller's rights under the Master Lease and the Master Option, and Teller's obligations under the Sublease and the Sub-Option, to exercise its rights to acquire the Property pursuant to the terms of the Master Option;

     (i) Insolvency. Large is not presently considering nor has he (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (d) suffered the attachment or other judicial seizure of all or substantially all of its assets; (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition of its creditors generally;

     (j) Defenses or Offsets. There are no existing claims, defenses or offsets against any of Large's obligations as "Seller" under the Master Lease or the Master Option; and

     (k) Improvement; Alterations. Any and all improvements required by the terms of the Master Lease to be constructed by either Large or Teller have been completed to the satisfaction of Large. Any alterations or other modifications to the improvements on the Property have been approved by Large and the improvements on the Property as of the Effective Date comply in all material respects with the requirements under the Master Lease. Large has approved the location, size and material of all signs displayed by either Teller or Assignor on the Property and upon completion of the acquisition of Assignor's interest in the Sublease and the Sub-Option, Assignee shall have the right to replace each of Teller's or Assignor's signs with Assignee's signs of comparable materials and quality.

     2.6 Assignee's Reliance Upon Large's Statements and Agreements. Large has entered into this Four Party Agreement with respect to each of the foregoing matters, and hereby acknowledges, understands and agrees that Assignee is relying upon each of the foregoing statements, representations, warranties and agreements of Large in connection with its entering into this Four Party Agreement, and that, but for such statements, representations, warranties and agreements of Large, Assignee would not have entered into this Four Party Agreement or otherwise assumed the obligations under the Sublease and the Sub-Option. Large hereby acknowledges, understands and agrees that each of the statements and representations set forth herein are true and correct as of the date of execution of this Four Party Agreement, and will remain true and correct and are hereby reaffirmed as being true and correct as of the Effective Date (with the express exception of paragraph 2.5(e) concerning the date through which rent has been paid; provided, however, that all rent due and owing as of the Effective Date shall have been paid and Large hereby confirms such fact as of the Effective Date), unless otherwise indicated by Large to Assignee in writing.

                                     ARTICLE
                                       III
                  CONFIRMATION, CONSENT AND ESTOPPEL OF TELLER

     3.1 Teller's Consent to Assignment. Pursuant to the requirements of paragraphs 4, 15 and 17 of the Sublease, Teller hereby irrevocably and unconditionally consents to Assignor's assignment of all of its right, title and interest in the Sublease and the Sub-Option to Assignee, and to Assignee's assumption of all of the obligations of Assignor thereunder, and agrees to recognize Assignee as the "Lessee" under the Sublease for all purposes as though Assignee were the original "Lessee" thereunder, all as more particularly set forth above. In connection with such assignment from Assignor to Assignee, Teller hereby agrees that Assignor shall be and hereby is released from all of its obligations under the Sublease and the Sub-Option arising from and after the

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

Effective Date. From and after the Effective Date, Teller agrees that all future notices or communications permitted or required under the Sublease and the Sub-Option shall be sent to Assignee at the following address:

                           50 South Steele Street, Suite 755
                           Denver, Colorado 80209
                           Attention:  Peter Hoetzinger

     3.2 Waiver of Right to Terminate Master Lease and Master Option. Teller hereby acknowledges and understands that Assignee has entered into this Four Party Agreement in reliance upon and with the intent of acquiring, among other things, Assignor's rights to the Sublease and to acquire fee title to the Property pursuant to the Sub-Option and the Master Option, and that but for such rights under the Sub-Option, Assignee would not have entered into this Four Party Agreement. As a result, Teller hereby agrees that it will not enter into any agreement with Large, or any of its successors or assigns, to terminate, modify or otherwise amend any of the terms or provisions of the Master Lease or the Master Option, without the express prior written consent of Assignee.

     3.3 Memorandum of Sublease and Sub-Option. Teller hereby agrees that Assignee shall be entitled, at its sole cost and expense, to record a memorandum of the Sublease and Sub-Option agreement in the real property records of Teller County, Colorado.

     3.4 Teller's Estoppel Statement Concerning the Master Lease, Master Option, Sublease and Sub-Option. Teller hereby acknowledges, understands, confirms and agrees as follows:

     (a) Copy of Master Lease, Master Option, Sublease and Sub-Option. The copy of the Master Lease and the Master Option attached as Exhibit "A" hereto and incorporated herein by this reference is a true, correct and complete copy of the Master Lease and the Master Option (with the express exception of those portions which have been lined out, which portions Teller hereby represents and warrants only involve the financial information concerning the rent payable under the Master Lease, financial information concerning Chips and Token liability, and the purchase price concerning Teller's right to acquire the Property, and none of which lined-out portions include any additional rights or obligations between the parties or otherwise restrict Teller's right to acquire the Property under the Master Lease or the Master Option), includes all rights and obligations of Teller with respect to the Master Lease and the Master Option, and such Master Lease and the Master Option rights set forth therein are in full force and effect and constitutes and represents the entire agreement between Large and Teller with respect to the Property. The copy of the Sublease and Sub-Option attached as Exhibit "B" hereto and incorporated herein by this reference is a true, correct and complete copy of the Sublease and the Sub-Option;

     (b) Parties to Sublease. Assignor is the current and rightful "Lessee" under the Sublease, and Teller is the current and rightful "Lessor" under the Sublease.

     (c) Full Force and Effect. The Sublease and the Sub-Option are in full force and effect, the obligations of both Assignor and Teller thereunder are valid and binding and there have been no modifications or additions to the Sublease or the Sub-Option, written or oral, other than as shown in Exhibit "B". All contingencies to the effectiveness of the Sublease and the Sub-Option have been satisfied or otherwise waived by the parties thereto (including, without
limitation,   the  approval  of  The   Colorado   Division  of  Gaming  and  the
contingencies referenced in paragraph 10 of the Second Addendum), and notwithstanding the provisions of paragraphs 2 and 18 of the First Addendum, the copy of the Sublease and Sub-Option constitutes and represents the entire, final and definitive agreement between Teller and Assignor with respect to the Property;

     (d) No Pending Defaults. With respect to Assignor and Teller, there exists no breach, default or event or condition which, with the giving of notice or the passage of time or both, would constitute a breach or default under the Sublease or the Sub-Option, or both;

     (e) Rent; Security Deposit. Notwithstanding any other provision of the Sublease to the contrary, the monthly rent payable under the Sublease is Sixteen Thousand Dollars ($16,000.00), payable on or before the twenty-fifth (25th) day of each calendar month for the balance of the term of the Sublease, all pursuant to the provisions of the Sublease, and all such rent has been paid in full through September 25, 1995. All rent payable by Assignor in connection with the renting of the eight sleeping rooms located upstairs has been paid in full, and pursuant to the terms of the Sublease, no further rent obligations exist on behalf of Assignor (and following the Effective Date, will exist on behalf of Assignee) with respect to such sleeping rooms;

     (f) Term. The primary term of the Sublease commenced on May 1, 1995 and will continue in effect until June 30, 2005, and Assignor has no options to extend said term. The Sublease is terminable by Assignor (and following the Effective Date, will be terminable by Assignee) upon twelve (12) month's notice, and no other rights of termination concerning the Sublease or the Sub-Option exist on the part of either party.

     (g) Insolvency. Teller is not presently considering nor has it (a) made a general assignment for the benefit of creditors; (b) filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors; (c) suffered the appointment of a receiver to take possession of all or substantially all of its assets; (d) suffered the attachment or other judicial seizure of all or substantially all of its assets; (e) admitted in writing its inability to pay its debts as they come due, or (f) made an offer of settlement, extension or composition of its creditors generally;

     (h) Defenses or Offsets. There are no existing claims, defenses or offsets against any of Teller's obligations as Lessor under the Sublease or the Sub-Option;

     (i) Improvement; Alterations; Maintenance. Any and all improvements required by the terms of the Sublease to be constructed by either Teller or Assignor have been completed to the satisfaction of Teller. Any alterations or other modifications to the improvements on the Property have been approved by Teller and the improvements on the Property as of the Effective Date comply in all material respects with the requirements under the Sublease. Teller has approved the location, size and material of all signs displayed by Assignor on the Property and upon completion of the acquisition of Assignor's interest in the Sublease, Assignee shall have the right to replace each of Assignor's signs with Assignee's signs of comparable materials and quality. Notwithstanding the provisions of paragraph 8 of the Sublease, Teller hereby acknowledges that Assignor (and following the Effective Date, Assignee) shall in no event be obligated to make any repairs or alterations to the Property required pursuant to any governmental requirements, including, without limitation, the Americans with Disabilities Act of 1990;

     (j) Improvement Contributions; Improvement Note. Teller has timely contributed Forty-Five Thousand Dollars ($45,000) toward remodeling and reconditioning of the Property as required by the provisions of paragraph 7 of the Sublease and paragraph 7 of the First Addendum, and Assignor has properly spent such monies on remodeling and reconditioning of the Property as required by such paragraphs and to Teller's satisfaction. In addition, Teller has made an unsecured loan in the amount of Fifty Thousand Dollars ($50,000) as contemplated by the provisions of paragraph 7 of the Sublease and paragraph 7 of the First Addendum, and the terms of such paragraphs constitute the unsecured "note" contemplated thereby for such purposes (the "Improvement Note"), there being no separate promissory note or other written evidence of such obligation. Assignor is currently obligated under the Improvement Note to repay Teller the amount of Fifty Thousand Dollars ($50,000), which amount is to be fully amortized over three (3) years from the date of issuance on June 15, 1995 at twelve percent (12%) interest. Based upon the foregoing, Assignor's monthly payments under the Improvement Note are One Thousand Six Hundred Sixty and 72/100 ($1,660.72), payable on or before the 22nd day of each calendar month, all such payments owing through the date of execution of this Four Party Agreement having been timely paid, and there are not other defaults outstanding with respect to such Improvement Note. As of September 22, 1995, the outstanding principal and accrued interest owing under the Improvement Note is Forty-Five Thousand Two Hundred Eighty Seven and 01/100 Dollars ($45,287.01), and the Improvement Note may be prepaid by Assignor (or by Assignee following the Effective Date) at any time, without penalty. Teller hereby irrevocably consents to Assignor's assignment and Assignee's assumption of all of the obligations under the Improvement Note; provided, however, that Assignor shall not be released from its obligation to make payment for the same in the event Assignee defaults under such obligation. All monies advanced pursuant to the Improvement Note have been properly spent on remodeling and reconditioning of the Property as required by such paragraphs and to Teller's satisfaction; and

     (k) Teller has previously paid, in full, all amounts owing to the City of Cripple Creek pursuant to the City of Cripple Creek liens referenced in paragraph 6 of the Second Addendum, and such liens either have been or by the Effective Date will have been released by the City of Cripple Creek of record.

     3.5 Assignee's Reliance Upon Teller's Statements and Agreements. Teller has entered into this Four Party Agreement with respect to each of the foregoing matters, and hereby acknowledges, understands and agrees that Assignee is relying upon each of the foregoing statements, representations, warranties and agreements of Teller in connection with its entering into this Four Party Agreement, and that, but for such statements, representations, warranties and agreements of Teller, Assignee would not have entered into this Four Party Agreement or otherwise assumed the obligations under the Sublease and the Sub-Option. Teller hereby acknowledges, understands and agrees that each of the statements and representations set forth herein are true and correct as of the date of execution of this Four Party Agreement, and will remain true and correct and are hereby reaffirmed as being true and correct as of the Effective Date (with the express exception of paragraph 3.4 (e) concerning the date through which rent has been paid, and paragraph 3.4 (j) concerning the outstanding principal owing under the Improvement Note; provided, however, that all rent due and owing as of the Effective Date shall have been paid and all payments then due and owing under the Improvement Note shall have been paid, and Teller hereby confirms such fact as of the Effective Date), unless otherwise indicated by Teller to Assignee in writing.

                                     ARTICLE
                                       IV
                                  MISCELLANEOUS

     4.1 Governing Law. Any dispute arising from this Four Party Agreement shall be governed and interpreted according to the laws of the State of Colorado.

     4.2 Counterparts. This Four Party Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall collectively constitute one and the same agreement.

     4.3 Headings. All headings appearing in this Four Party Agreement are for convenience only and shall be disregarded in construing this Four Party Agreement.

     4.4 Attorneys' Fees. In the event any action shall be brought between Assignor, Assignee, Teller or Large to enforce or interpret any provision of this Four Party Agreement or to protect or establish any right or remedy of either Assignee or Assignor hereunder, including any action taken as a result of filing bankruptcy or pursuant to any other laws related to creditor's rights, the prevailing party shall recover all costs thereof, including, without limitation, reasonable attorneys' fees and court costs, from the other party.

     4.5 Entire Agreement. This Four Party Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or parole agreements existing between Assignor, Assignee, Teller or Large relative to the subject matter hereof which are not expressly set forth herein and covered hereby.

     4.6 Successors. This Four Party Agreement shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, Assignor, Assignee, Teller and Large have each executed this Four Party Agreement as of the date first above written.

                              "ASSIGNOR"

                              GOLD CREEK ASSOCIATES, L.P., a New
                              Jersey limited partnership

                              By:      CHRYSORE, INC., a New Jersey corporation
                                    Its:  General Partner

                               By: /s/ Gary Findley
                                  _____________________________
                                        Gary Findley
                                        Secretary

                               By: /s/ J. A. Gulbrandsen
                                  _____________________________
                                        J. A. Gulbrandsen
                                        President

                              "ASSIGNEE"

                               WMCK ACQUISITION CORP., a Delaware corporation

                                By: /s/James D. Forbes
                                  _____________________________
                                        James D. Forbes
                                        President

                               By: /s/ Erwin Haitzmann
                                  _____________________________
                                        Erwin Haitzmann
                                        President

                               "TELLER"

                               TELLER REALTY, INC., a Colorado
                                                     corporation


                              By: /s/ Mel Peterson
                                  _____________________________
                                        Mel Peterson
                                        President

                                "LARGE"
                                 /s/ Harold William Large
                                 _______________________________
                                 Harold William Large, an individual

                                   EXHIBIT "A"
                      (Copy of Master Lease/ Master Option)

                                   EXHIBIT "B"
                         (Copy of Sublease/ Sub-Option)

                                 EXHIBIT 10.64

          CONSULTING AGREEMENT DATED AS OF JULY 1, 1996, BETWEEN WMCK
                    ACQUISITION CORP. AND JAMES GULBRANDSEN

  CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (this "Agreement") dated as of July 1, 1996, is between WMCK ACQUISITION CORP., a Delaware corporation (the "Company"), and James A. Gulbrandsen (the "Consultant") residing at 3215 Orion Avenue, Colorado Springs, Colorado 80906.

                                    RECITALS

     A. The Company and its affiliates are in the business of acquiring and managing casinos in Colorado and throughout the world.

     B. The Company has acquired Womack's Saloon & Gaming Parlor and Womack's Golden Horseshoe and Diamond Lil's (jointly, the "Casino") in Cripple Creek, Colorado.

     C. Consultant has managed the Casino and the Company desires to obtain the services of Consultant to undertake such duties and responsibilities, with respect to the Casino and other casinos operated by the Company as the Company may reasonably request.

     D. In order to obtain the services of Consultant, the Company and Consultant each desire to enter into this Agreement whereby Consultant will serve as a consultant to the Company on the terms and conditions set forth herein.

                                    AGREEMENT

     1. Engagement as Consultant. The Company agrees to engage Consultant and Consultant agrees to be engaged by the Company as a consultant with respect to the gaming operations of the Casino and other casinos operated by the Company and its affiliates in Cripple Creek, Colorado and with respect to other casinos operated by the Company for the compensation, duration and subject to the terms and conditions hereinafter set forth, effective on the date hereof (the "Effective Date").

     2. Term. This Agreement shall commence on the date hereof and shall continue for a period ending on the earlier of (i) Consultant's death, (ii) termination pursuant to Sections 8, 9 or 10 hereof or (iii) July 1, 2003.

     3. Basic Duties and Compensation. During the entire term of this Agreement, Consultant shall perform such duties with respect to the Casino or other casinos operated by the Company or its affiliates as the Board of Directors of the Company may reasonably request from time to time. Consultant shall act in the best interests of the Casino and the Company. If Consultant identifies gaming opportunities that Consultant is permitted to pursue under this Agreement but does not intend to pursue, Consultant shall refer such opportunities to the Company. Consultant's duties shall include, but are not limited to, providing analysis and reporting services to holders of a promissory note (the "Note") issued by the Company to Gold Creek Associates, L.P. ("GCA"). As compensation for the services to be rendered by Consultant under this Section 3, the Company shall pay Consultant a consulting fee of $75,000.00 per year for GCA so long as the Note is outstanding. This fee shall be payable to the Consultant in monthly installments of $6,250.00.

     4. Stock Transfer. As partial consideration for Consultant's agreement to serve as a Consultant to the Company hereunder, Century Casinos, Inc., the parent of the Company ("Century"), has agreed to issue to Consultant common stock of Century pursuant to a Stock Transfer and Registration Rights Agreement dated as of the date hereof (the "Stock Transfer Agreement"). The Company agrees that any termination of this Agreement or Consultant's performance or failure to perform under this Agreement shall not rescind or affect Consultant's rights under the Stock Transfer Agreement.

     5. Compensation. The Company may require Consultant to provide off-site consulting services ("Off-Site Services"), or on-site consulting services, which shall not involve a combined total of more than 12 man/months per year on the part of Consultant and James A. Gulbrandsen ("On-Site Services"). The Company shall allocate On-Site Services equitably between Consultant and James A. Gulbrandsen. On-Site Services shall be deemed to be provided when Consultant provides services for more than one day per week, and in such event Consultant shall be deemed to have performed one week of services. The Company shall not require Consultant to provide in any year more than 25 days of Off-Site Services and On-Site Services that involve one day or less in any week. Consultant agrees to provide On-Site Services from the date of this Agreement through September 30, 1996, subject to the Company's right to release Consultant from this requirement or to extend this period through December 31, 1996. With respect to other On-Site Services, the Company may require that Consultant provide such services for a minimum of three consecutive months. The Company shall give Consultant reasonable advance notice of a request to provide Off-Site or On-Site Services. Consultant shall receive no additional compensation for the provision of Off-Site Services. Consultant shall receive an additional $6,250.00 per month (prorated based on 160 hours per month) for the provision of On-Site Services, payable monthly.

     6. Benefits. As a consultant, Consultant shall not be entitled to any benefits available to executives or employees of the Company, including, but not limited to group health, life and disability insurance benefits.

     7. Reimbursement of Expenses. Consultant shall be entitled to be reimbursed by the Company for all reasonable expenses incurred by him on behalf of the Company in the performance of his duties pursuant to this Agreement.
Reimbursement of expenses under this Section 7 shall be made upon proper accounting by Consultant and in accordance with the normal procedures of the Company.

     8. Termination for Cause. Any time after the Effective Date of this Agreement, the Company shall have the right to terminate Consultant's engagement hereunder upon the occurrence of any of the following events: (i) indictment or conviction of a felony; (ii) loss by Consultant of any type of license required by the Colorado Limited Gaming Control Commission or any other gaming authority;

or (iii) willful failure to follow reasonable directions of the Board of Directors of the Company; or (iv) gross negligence, willful misconduct or willful neglect in the performance of Consultant's duties that have a material adverse effect on the Company (provided, however, that in an action by Consultant for wrongful termination based upon a purported termination under clause (iv), it shall be the Company's burden to prove that Consultant committed an act enumerated in clause (iv). Notice of such termination shall be in writing and must be authorized by a resolution of the Board of Directors of the Company which states with particularity the cause or causes, the specific facts relied upon and a termination date not less than 30 days after the date of delivery of such writing. Consultant shall have the right to cure the breach before the effective date of termination, on a one-time basis only, a proposed termination under Section 8(iv).

     9. Voluntary Termination by Consultant. Consultant shall have the right to terminate this Agreement at any time on 30 days' prior written notice if the Company commits a material breach; provided that the Company shall have a right, on a one-time basis only, to cure the breach prior to the effective date of termination.

     10. Disability of Consultant. The Company shall have the right to terminate this Agreement if, despite reasonable accommodations by the Company, Consultant becomes physically or mentally disabled to such degree that he is unable to perform the services hereunder due to such disability for a period of not less than 60 consecutive days; provided, however, that the Company shall not have the right to terminate this Agreement if, notwithstanding Consultant's disability Gary F. Findlay is able to perform such services. Notice of such termination shall be in writing and must be authorized by a resolution of the Board of Directors of the Company which states with particularity the specific facts relied upon and a termination date not less than 30 days after the date of delivery of such writing.

     11. Effect of Termination. Termination of this Agreement by the death of Consultant or pursuant to Sections 8, 9 or 10 hereof shall end the obligation of the Consultant to perform services hereunder, the obligation of the Company to retain Consultant and the obligation of the Company to pay compensation hereunder except to the extent accrued prior to the date of such termination. Termination of this Agreement pursuant to Section 8 shall be in addition to any and all other remedies at law and in equity to which the party terminating this Agreement would otherwise be entitled.

     12. Confidentiality. (a) Except in the furtherance of the Company's interest, Consultant will not, directly or indirectly, during or after the term of this Agreement, use, disseminate or disclose any information known by Consultant as a consequence of his employment by the Company, about the Company's plans or strategies for its existing casinos, including marketing and merchandising, as well as any plans or strategies for future acquisitions of casinos. This restriction shall not apply to information that has passed into the public domain prior to or after its development by or for the Company other than through acts or omissions attributable to Consultant.

                    (b) Upon  termination of this  Agreement,  Consultant  shall forthwith deliver to the Company all notes, reports, notebooks, letters, manuals, prints, drawings, photocopies of documents, electronically recorded data and all other materials relating to the Company, including copies thereof, that are in the possession of or under the control of Consultant.

                    (c) This Section 12 shall survive termination of this Agreement for a period of two years.

     13.  Competition.  The Company and Consultant agree that Consultant will be
performing   services  for  the  Company  of  a  uniquely  personal  nature  and accordingly agree as follows with respect to Consultant's activities:

                    (a) Other Businesses.  During the term of this Agreement and for a period of two years thereafter, Consultant shall not, directly or indirectly, be a significant investor in, participate in, or be employed in any capacity by a Competitor; provided that investments held by Consultant as of the date of this Agreement and attached as an exhibit hereto shall be excluded from this proscription. For purposes of this Section, the term "Competitor" shall mean any corporation, partnership, proprietorship or other entity that is engaged in the gaming, restaurant, entertainment or marketing business in Cripple Creek, Colorado or in real estate in Cripple Creek, Colorado involving an area bounded by First and Third Avenues and Carr and Warren Streets. This covenant shall terminate if Consultant terminates this Agreement as a result of the Company's material breach hereof.

                    (b) Organization of New Business. During the term of this Agreement and for a period of two years thereafter, Consultant shall not undertake planning for or organization of any business activity competitive with the business of the Company in Cripple Creek, Colorado or combine with other Consultants of the Company for the purpose of organizing any such competitive business activity. This covenant shall terminate if Consultant terminates this Agreement as a result of the Company's material breach hereof.

                    (c) Enforcement. Consultant agrees that the breach by him of any of the foregoing covenants contained in Section 12 and in this Section 13 is likely to result in irreparable harm to the Company, and Consultant therefore consents and agrees that if he violates any of such obligations, the Company shall be entitled, among and in addition to any other rights or remedies available hereunder or otherwise, to temporary and permanent injunctive relief to prevent Consultant from committing or continuing a breach of such obligations. Consultant hereby submits to the in personam jurisdiction of any state or federal court located within the State of Colorado in any action pertaining to or arising under this Agreement. It is the desire, intent and agreement of Consultant and the Company that the restrictions placed on Consultant by this Section 13 be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought.

     14. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other, except that the Company may assign this Agreement in any transaction involving a merger or sale of assets to any successor to the business of the Company.

     15. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to such other relief to which such party may be entitled.

     16. Waiver. Each party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of such provision, or prevent such party thereafter from enforcing each and every other provision of this Agreement.

     17. Notices. Any notice given with respect to this Agreement shall be deemed given and received when (i) received if personally hand-delivered in writing; or (ii) on the third business day after the same is deposited in the United States mail, postage prepaid, certified mail, addressed to a party at his or its principal business address, or at such other address as a party may from time to time designate by five days written notice to the other:

                  The Company:              WMCK Acquisition Corp.
                                            50 South Steele Street, Suite 755
                                            Denver, Colorado  80209
                                            Attn:  Erwin Haitzmann

                  Consultant:               James A. Gulbrandsen
                                            3215 Orion Avenue
                                            Colorado Springs, Colorado 80906

     18. Independent Contractor. Consultant is an independent contractor with respect to the Company. As such, Consultant shall be responsible for all taxes, including self-employment taxes, attributable to the fees paid Consultant hereunder.

     19. Further Actions. Each party shall execute and deliver such other documents and take such other actions as the other party may reasonably require to carry out the transactions contemplated by this Agreement.

     20. Colorado Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

     21. Entire Agreement; Modification. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. This Agreement may not be changed except in writing executed by all the parties hereto.

     22. Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     23. Captions. Captions to the Sections of this Agreement are for the convenience of the parties, are not a part of the Agreement and shall not be used for the interpretation of any provision of this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                             WMCK ACQUISITION CORP.


                                             /s/ James D. Forbes
                                              -------------------------
                                                 James D. Forbes
                                                 President


                                             CONSULTANT

                                              /s/ James A. Gulbrandsen
                                              -------------------------
                                                 James A. Gulbrandsen

                                 EXHIBIT 10.65

             CONSULTING AGREEMENT DATED AS OF JULY 1, 1996, BETWEEN
                   WMCK ACQUISITION CORP, AND GARY Y. FINDLAY

                              CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT (this "Agreement") dated as of July 1, 1996, is between WMCK ACQUISITION CORP., a Delaware corporation (the "Company"), and Gary
Y. Findlay (the "Consultant") residing at 3083 Electra Drive South, Colorado Springs, Colorado 80906.

                                    RECITALS

     A. The Company and its affiliates are in the business of acquiring and managing casinos in Colorado and throughout the world.

     B. The Company has acquired Womack's Saloon & Gaming Parlor and Womack's Golden Horseshoe and Diamond Lil's (jointly, the "Casino") in Cripple Creek, Colorado.

         C. Consultant has managed the Casino and the Company desires to obtain the services of Consultant to undertake such duties and responsibilities, with respect to the Casino and other casinos operated by the Company as the Company may reasonably request.

         D. In order to obtain the services of Consultant, the Company and Consultant each desire to enter into this Agreement whereby Consultant will serve as a consultant to the Company on the terms and conditions set forth herein.

                                    AGREEMENT

     1. Engagement as Consultant. The Company agrees to engage Consultant and Consultant agrees to be engaged by the Company as a consultant with respect to the gaming operations of the Casino and other casinos operated by the Company and its affiliates in Cripple Creek, Colorado and with respect to other casinos operated by the Company for the compensation, duration and subject to the terms and conditions hereinafter set forth, effective on the date hereof (the "Effective Date").

     2. Term. This Agreement shall commence on the date hereof and shall continue for a period ending on the earlier of (i) Consultant's death, (ii) termination pursuant to Sections 8, 9 or 10 hereof or (iii) July 1, 2003.

     3. Basic Duties and Compensation. During the entire term of this Agreement, Consultant shall perform such duties with respect to the Casino or other casinos operated by the Company or its affiliates as the Board of Directors of the Company may reasonably request from time to time. Consultant shall act in the best interests of the Casino and the Company. If Consultant identifies gaming opportunities that Consultant is permitted to pursue under this Agreement but does not intend to pursue, Consultant shall refer such opportunities to the Company. Consultant's duties shall include, but are not limited to, providing analysis and reporting services to holders of a promissory note (the "Note") issued by the Company to Gold Creek Associates, L.P. ("GCA"). As compensation for the services to be rendered by Consultant under this Section 3, the Company shall pay Consultant a consulting fee of $75,000.00 per year for GCA so long as the Note is outstanding. This fee shall be payable to the Consultant in monthly installments of $6,250.00.

     4. Stock Transfer. As partial consideration for Consultant's agreement to serve as a Consultant to the Company hereunder, Century Casinos, Inc., the parent of the Company ("Century"), has agreed to issue to Consultant common stock of Century pursuant to a Stock Transfer and Registration Rights Agreement dated as of the date hereof (the "Stock Transfer Agreement"). The Company agrees that any termination of this Agreement or Consultant's performance or failure to perform under this Agreement shall not rescind or affect Consultant's rights under the Stock Transfer Agreement.

     5. Compensation. The Company may require Consultant to provide off-site consulting services ("Off-Site Services"), or on-site consulting services, which shall not involve a combined total of more than 12 man/months per year on the part of Consultant and James A. Gulbrandsen ("On-Site Services"). The Company shall allocate On-Site Services equitably between Consultant and James A. Gulbrandsen. On-Site Services shall be deemed to be provided when Consultant provides services for more than one day per week, and in such event Consultant shall be deemed to have performed one week of services. The Company shall not require Consultant to provide in any year more than 25 days of Off-Site Services and On-Site Services that involve one day or less in any week. Consultant agrees to provide On-Site Services from the date of this Agreement through September 30, 1996, subject to the Company's right to release Consultant from this requirement or to extend this period through December 31, 1996. With respect to other On-Site Services, the Company may require that Consultant provide such services for a minimum of three consecutive months. The Company shall give Consultant reasonable advance notice of a request to provide Off-Site or On-Site Services. Consultant shall receive no additional compensation for the provision of Off-Site Services. Consultant shall receive an additional $6,250.00 per month (prorated based on 160 hours per month) for the provision of On-Site Services, payable monthly.

     6. Benefits. As a consultant, Consultant shall not be entitled to any benefits available to executives or employees of the Company, including, but not limited to group health, life and disability insurance benefits.

     7. Reimbursement of Expenses. Consultant shall be entitled to be reimbursed by the Company for all reasonable expenses incurred by him on behalf of the Company in the performance of his duties pursuant to this Agreement.
Reimbursement of expenses under this Section 7 shall be made upon proper accounting by Consultant and in accordance with the normal procedures of the Company.

     8. Termination for Cause. Any time after the Effective Date of this Agreement, the Company shall have the right to terminate Consultant's engagement hereunder upon the occurrence of any of the following events: (i) indictment or conviction of a felony; (ii) loss by Consultant of any type of license required by the Colorado Limited Gaming Control Commission or any other gaming authority;

or (iii) willful failure to follow reasonable directions of the Board of Directors of the Company; or (iv) gross negligence, willful misconduct or willful neglect in the performance of Consultant's duties that have a material adverse effect on the Company (provided, however, that in an action by Consultant for wrongful termination based upon a purported termination under clause (iv), it shall be the Company's burden to prove that Consultant committed an act enumerated in clause (iv). Notice of such termination shall be in writing and must be authorized by a resolution of the Board of Directors of the Company which states with particularity the cause or causes, the specific facts relied upon and a termination date not less than 30 days after the date of delivery of such writing. Consultant shall have the right to cure the breach before the effective date of termination, on a one-time basis only, a proposed termination under Section 8(iv).

     9. Voluntary Termination by Consultant. Consultant shall have the right to terminate this Agreement at any time on 30 days' prior written notice if the Company commits a material breach; provided that the Company shall have a right, on a one-time basis only, to cure the breach prior to the effective date of termination.

     10. Disability of Consultant. The Company shall have the right to terminate this Agreement if, despite reasonable accommodations by the Company, Consultant becomes physically or mentally disabled to such degree that he is unable to perform the services hereunder due to such disability for a period of not less than 60 consecutive days; provided, however, that the Company shall not have the right to terminate this Agreement if, notwithstanding Consultant's disability James A. Gulbrandsen is able to perform such services. Notice of such termination shall be in writing and must be authorized by a resolution of the Board of Directors of the Company which states with particularity the specific facts relied upon and a termination date not less than 30 days after the date of delivery of such writing.

     11. Effect of Termination. Termination of this Agreement by the death of Consultant or pursuant to Sections 8, 9 or 10 hereof shall end the obligation of the Consultant to perform services hereunder, the obligation of the Company to retain Consultant and the obligation of the Company to pay compensation hereunder except to the extent accrued prior to the date of such termination. Termination of this Agreement pursuant to Section 8 shall be in addition to any and all other remedies at law and in equity to which the party terminating this Agreement would otherwise be entitled.

     12. Confidentiality. (a) Except in the furtherance of the Company's interest, Consultant will not, directly or indirectly, during or after the term of this Agreement, use, disseminate or disclose any information known by Consultant as a consequence of his employment by the Company, about the Company's plans or strategies for its existing casinos, including marketing and merchandising, as well as any plans or strategies for future acquisitions of casinos. This restriction shall not apply to information that has passed into the public domain prior to or after its development by or for the Company other than through acts or omissions attributable to Consultant.

                    (b) Upon  termination of this  Agreement,  Consultant  shall forthwith deliver to the Company all notes, reports, notebooks, letters, manuals, prints, drawings, photocopies of documents, electronically recorded data and all other materials relating to the Company, including copies thereof, that are in the possession of or under the control of Consultant.

                    (c) This Section 12 shall survive termination of this Agreement for a period of two years.

     13.  Competition.  The Company and Consultant agree that Consultant will be
performing   services  for  the  Company  of  a  uniquely  personal  nature  and accordingly agree as follows with respect to Consultant's activities:

                    (a) Other Businesses.  During the term of this Agreement and for a period of two years thereafter, Consultant shall not, directly or indirectly, be a significant investor in, participate in, or be employed in any capacity by a Competitor. For purposes of this Section, the term "Competitor" shall mean any corporation, partnership, proprietorship or other entity that is engaged in the gaming, restaurant, entertainment or marketing business in Cripple Creek, Colorado or in real estate in Cripple Creek, Colorado involving an area bounded by First and Third Avenues and Carr and Warren Streets. This covenant shall terminate if Consultant terminates this Agreement as a result of the Company's material breach hereof.

                    (b) Organization of New Business. During the term of this Agreement and for a period of two years thereafter, Consultant shall not undertake planning for or organization of any business activity competitive with the business of the Company in Cripple Creek, Colorado or combine with other Consultants of the Company for the purpose of organizing any such competitive business activity. This covenant shall terminate if Consultant terminates this Agreement as a result of the Company's material breach hereof.

                    (c) Enforcement. Consultant agrees that the breach by him of any of the foregoing covenants contained in Section 12 and in this Section 13 is likely to result in irreparable harm to the Company, and Consultant therefore consents and agrees that if he violates any of such obligations, the Company shall be entitled, among and in addition to any other rights or remedies available hereunder or otherwise, to temporary and permanent injunctive relief to prevent Consultant from committing or continuing a breach of such obligations. Consultant hereby submits to the in personam jurisdiction of any state or federal court located within the State of Colorado in any action pertaining to or arising under this Agreement. It is the desire, intent and agreement of Consultant and the Company that the restrictions placed on Consultant by this Section 13 be enforced to the fullest extent permissible under the law and public policy applied by any jurisdiction in which enforcement is sought.

     14. Assignment. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other, except that the Company may assign this Agreement in any transaction involving a merger or sale of assets to any successor to the business of the Company.

     15. Attorneys' Fees. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to such other relief to which such party may be entitled.

     16. Waiver. Each party's failure to enforce any provision of this Agreement shall not in any way be construed as a waiver of such provision, or prevent such party thereafter from enforcing each and every other provision of this Agreement.

     17. Notices. Any notice given with respect to this Agreement shall be deemed given and received when (i) received if personally hand-delivered in writing; or (ii) on the third business day after the same is deposited in the United States mail, postage prepaid, certified mail, addressed to a party at his or its principal business address, or at such other address as a party may from time to time designate by five days written notice to the other:

               The Company:           WMCK Acquisition Corp.
                                      50 South Steele Street, Suite 755
                                      Denver, Colorado  80209
                                      Attn:  Erwin Haitzmann

               Consultant:            Gary Y. Findlay
                                      3083 Electra Drive South
                                      Colorado Springs, Colorado 80906

     18. Independent Contractor. Consultant is an independent contractor with respect to the Company. As such, Consultant shall be responsible for all taxes, including self-employment taxes, attributable to the fees paid Consultant hereunder.

     19. Further Actions. Each party shall execute and deliver such other documents and take such other actions as the other party may reasonably require to carry out the transactions contemplated by this Agreement.

     20. Colorado Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Colorado.

     21. Entire Agreement; Modification. This Agreement constitutes the entire understanding between the parties with respect to the subject matter hereof. This Agreement may not be changed except in writing executed by all the parties hereto.

     22. Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

     23. Captions. Captions to the Sections of this Agreement are for the convenience of the parties, are not a part of the Agreement and shall not be used for the interpretation of any provision of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        WMCK ACQUISITION CORP.

                                        /s/ James D. Forbes
                                        -------------------------
                                              James D. Forbes
                                              President

                                        CONSULTANT

                                        /s/ Gary Y. Findlay
                                        -------------------------
                                              Gary Y. Findlay

                                 EXHIBIT 10.66

                STOCK TRANSFER AND REGISTRATION RIGHTS AGREEMENT
            DATED AS OF JULY 1, 1996, BETWEEN CENTURY CASINOS, INC.
                  AND JAMES A. GULBRANDSEN AND GARY Y. FINDLAY

 STOCK TRANSFER AND REGISTRATION RIGHTS AGREEMENT

     This Stock Transfer and Registration Rights Agreement (this "Agreement") dated this 1 day of July, 1996, is between Century Casinos, Inc., a Delaware corporation ("Century"), and [Gary Y. Findlay][James A. Gulbrandsen] ("Transferee").

                                    Recitals

1. By an Asset Purchase Agreement dated as of September 27, 1995 (the "Purchase Agreement"), WMCK Acquisition Corp., an affiliate of Century, and Century agreed to purchase all of the assets of Gold Creek Associates, L.P. ("GCA").

2. Transferee is an executive officer of the general partner of GCA and, as such, has been primarily responsible for the operation of the assets to be conveyed under the Purchase Agreement.

3. By an Employment Agreement dated as of the date hereof, Century Casinos Cripple Creek, Inc. ("CCCC"), an affiliate of Century, has agreed to employ Transferee as manager of the casino operations of Century and its affiliates in Cripple Creek, Colorado.

4.   Century   desires  to  issue  common  stock  to  Transferee  as  additional consideration for the employment of Transferee by CCCC.

                                    Agreement

     NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and conditions contained herein, the parties agree as follows:

1. Issuance of Stock. Century hereby agrees to issue and deliver to Transferee on _____, 1998 (the "Transfer Date") 530,000 shares of common stock of Century (the "Shares"). Century represents and warrants to Transferee that the Shares have been duly authorized and, when issued, will be validly issued, fully paid and nonassessable. The number of the Shares issuable to Transferee on the Transfer Date shall be subject to adjustment in the event of a stock split, reverse stock split, recapitalization or other similar event the record date for which occurs prior to the Transfer Date that increases or decreases the number of outstanding shares held by the existing stockholders of Century.

2. Investment Intent. Transferee represents and warrants to Century that he is acquiring the Shares for investment purposes and without an intent to distribute such Shares. Transferee has sufficient knowledge, skill and experience in business, financial and/or investment matters relating to an investment of the type represented by the Shares, and is capable of evaluating the merits and risks of such investment. Transferee is an experienced and sophisticated investor not in need of the protection afforded investors by the Securities Act of 1933 (the "Act") or applicable state securities laws. Transferee agrees that until such Shares are registered under the Act, the certificates representing the Shares will contain the following restrictive legend in addition to any other restrictive legend reasonably required by Century to comply with applicable law or regulation or its Certificate of Incorporation:

         THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), IN RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED IN THE ACT. AS SUCH, THE PURCHASE OF THIS SECURITY WAS NECESSARILY WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW FOR DISTRIBUTION. THEREFORE, ANY
         SUBSEQUENT TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS IT IS REGISTERED UNDER THE ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE. FURTHERMORE, IF THIS SECURITY IS NOT REGISTERED UNDER THE ACT, NO SALE OR TRANSFER OF THIS SECURITY OR ANY INTEREST THEREIN MAY BE MADE WITHOUT AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT THE PROPOSED TRANSFER OR SALE DOES NOT AFFECT THE EXEMPTIONS RELIED UPON BY THE COMPANY IN ORIGINALLY DISTRIBUTING THE SECURITY AND THAT REGISTRATION IS NOT REQUIRED.

3. Registration Rights. Upon the written request of Transferee received by Century no earlier than 60 days prior to the Transfer Date, Century shall file, within 60 days of such receipt, a registration statement with the Securities and Exchange Commission ("SEC") under the Act registering all Shares then owned by Transferee; provided, however, that Century shall have no obligation to register any Shares that are then eligible for resale by Transferee pursuant to Rule 144(k) under the Act. Any such request by Transferee shall specify the aggregate number of Shares proposed to be sold and shall also specify the intended method of disposition thereof. Century shall use its best efforts to keep the registration statement effective until the earlier of six (6) months after the date of effectiveness of the registration statement or until Transferee has sold the number of Shares for which it requested registration (the "Distribution Period"). Transferee shall not be entitled to make a demand pursuant to this Section 3 more than one (1) time; provided, however, that (i) if no registration statement is declared effective with respect to a demand which Transferee has made (other than because Transferee has requested that the registration statement not be declared effective) or (ii) if the registration statement does not include all of the Shares that Transferee requests to be included, that demand shall not be counted for purposes of this limit. Century may defer filing a registration statement pursuant to this Section 3 for up to 120 days if in the reasonable judgment of Century's Board of Directors the filing of such registration statement would force Century to make disclosure of material nonpublic information the disclosure of which would be detrimental to Century. Such option of Century's Board of Directors shall be exercised only once with respect to each request.

4.   Registration Procedures.

(a) Transferee shall furnish Century with all information and statements about or pertaining to Transferee in such reasonable detail and on such timely basis as is reasonably deemed by Century to be necessary or appropriate for the preparation of the registration statement.

(b)  Whenever  Transferee  has requested  that Shares be registered  pursuant to
     Section 3 hereof, Century shall, subject to the provisions of Section 3 hereof:

          (1) prepare and file with the SEC a registration statement with respect to such Shares and use its reasonable efforts to cause such registration statement to become effective as soon as practicable after the filing thereof (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, Century shall furnish counsel for Transferee with copies of all such documents proposed to be filed);

          (2) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus contained therein as may be necessary to keep such registration statement effective during the Distribution Period;

          (3) furnish to Transferee the number of copies of such registration statement, each amendment and supplement thereto, the prospectus contained in such registration statement (including each preliminary prospectus), and such other documents as Transferee may reasonably request;

          (4) use its best efforts to register or qualify such Shares under the state blue sky or securities ("Blue Sky") laws of such jurisdictions as Transferee reasonably requests (and to keep such registrations and qualifications effective during the Distribution Period, and to do any and all other acts and things that may be reasonably necessary or advisable to enable Transferee to consummate the disposition of such Shares in such jurisdictions; provided, however, that Century will not be required to do any of the following: (i) qualify generally to do business in any jurisdiction where it would not be required but for this Section 4(b), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction;

          (5) promptly notify Transferee, at any time when a prospectus relating thereto is required to be delivered under the Act during the period that Century is required to keep the registration statement effective, of the occurrence of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading, and prepare a supplement or amendment to the prospectus so that, as thereafter delivered to the purchasers of such Shares, the prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

          (6) provide a transfer agent and registrar (if Century does not already have such an agent) for all such Shares not later than the effective date of such registration statement; and

          (7) ensure that, if Transferee is included as a party to the underwriting agreement between Century and any underwriter, Transferee shall not be required to make any representations or warranties to or agreements with Century or the underwriters other than representations, warranties or agreements regarding Transferee's status, Transferee's stockholdings, Transferee's intended method of distribution, and any other representations, warranties, and agreements of selling stockholders customarily included in an underwriting agreement.

5. Registration Expenses.

          (a) If, pursuant to Section 3 hereof, Shares owned by Transferee are included in a registration statement, then Transferee shall pay all transfer taxes, if any, relating to the sale of its Shares, the fees and expenses of its own counsel, and its pro rata portion of any underwriting discounts or commissions or the equivalent thereof.

          (b) Except for the fees and expenses specified in Section 5(a) hereof and except as provided below in this Section 5(b), Century shall pay all expenses incident to the registration and to Century's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, expenses of compliance with Blue Sky laws, printing expenses, messenger and delivery expenses, and fees and expenses of counsel for Century and all independent certified public accountants and other persons retained by Century.

6. Indemnity and  Contribution.

     In connection with any registration statement filed by Century to register Shares owned by Transferee, the parties shall agree to such indemnification and contribution provisions as are customary in transactions between issuers and selling stockholders.

7. Binding Effect.

     This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8. Governing  Law.

     This Agreement shall be deemed to be an agreement made under the laws of the State of Colorado and for all purposes shall be governed by and construed in accordance with such laws.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered as of the date first above written.

                                         CENTURY CASINOS, INC.

                                         /s/ James D. Forbes
                                         ------------------------------------
                                             James D. Forbes
                                             President


                                         /s/ Gary F. Findlay
                                         ------------------------------------
                                             Gary F. Findlay

                                         /s/ James A. Gulbrandsen
                                         ------------------------------------
                                             James A. Gulbrandsen

INDEPENDENT AUDITORS' REPORT

To the Partners of Gold Creek Associates, L.P. (a Limited Partnership) and the Board of Directors of Century Casinos, Inc.

We have audited the accompanying balance sheet of Gold Creek Associates, L.P. (a Limited Partnership) as of December 31, 1995, and the related statements of income, partners' capital and cash flows for the two years in the period then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of Gold Creek Associates, L.P. at December 31, 1995, and the results of its operations and its cash flows for the two years in the period then ended in conformity with generally accepted accounting principles.

As discussed in Note 6 to the financial statements, the Partnership's financial statements for the year ended December 31, 1994, have been restated.

DELOITTE & TOUCHE LLP

Denver, Colorado
April 1, 1996



GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
BALANCE SHEET
- --------------------------------------------------------------------------------


                                                                                            December 31, 1995
                                                                                            -----------------
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                                   $        901,767
   Accounts receivable, prepaid expenses and other,
         including $100,000 receivable from related party                                               290,913
                                                                                          ---------------------
       Total current assets                                                                           1,192,680

PROPERTY AND EQUIPMENT, net                                                                           6,786,652

OTHER ASSETS, net of accumulated amortization of $16,589                                                 84,347
                                                                                          =====================
TOTAL                                                                                           $     8,063,679
                                                                                          =====================





                                           -Continued on following page-


                                       80




GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
BALANCE SHEET (Continued)
- ----------------------------------------------------------------------------------------------------------------------------------



                                                                                            December 31, 1995
                                                                                            -----------------

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
   Current portion of long-term debt and capital lease obligations                               $      967,911
   Accounts payable and accrued liabilities                                                             887,863
                                                                                         ----------------------
        Total current liabilities                                                                     1,855,774

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS                                                          2,464,341

COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL:
    General partner                                                                                     654,141
    Limited partners                                                                                  3,089,423
                                                                                         ----------------------
        Total partners' capital                                                                       3,743,564
                                                                                         ----------------------
TOTAL                                                                                             $   8,063,679
                                                                                         ======================




See notes to financial statements.

                                       81



GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
STATEMENTS OF INCOME
- ----------------------------------------------------------------------------------------------------------------------------------


                                                                                          For the Year Ended December 31,
                                                                                          -------------------------------

                                                                                                             (As restated,
                                                                                                              see Note 6)
                                                                                           1995                  1994

OPERATING REVENUE:
   Casino                                                                          $      $9,640,586       $    7,039,614
   Food and beverage                                                                         526,421              305,171
   Other                                                                                      69,768               49,426
                                                                                   ------------------     ----------------
                                                                                          10,236,775            7,394,211
Less promotional allowances                                                                  351,937              242,599
                                                                                   ------------------     ----------------
           Net operating revenue                                                           9,884,838            7,151,612
                                                                                   ------------------     ----------------

OPERATING COSTS AND EXPENSES:
    Casino                                                                                 5,655,709            3,942,738
    Food and beverage                                                                        324,881              197,817
   General and administrative                                                              1,446,442              830,902
   Depreciation and amortization                                                             544,948              388,628
                                                                                   ------------------     ----------------
           Total operating costs and expenses                                              7,971,980            5,360,085
                                                                                   ------------------     ----------------

INCOME FROM OPERATIONS                                                                     1,912,858            1,791,527

OTHER INCOME (EXPENSE):
     Interest expense                                                                      (291,774)            (356,011)
     Loss on disposal of assets                                                             (65,410)
     Interest income and other                                                                39,132               21,553
                                                                                   ------------------     ----------------

NET INCOME                                                                          $      1,594,806        $   1,457,069
                                                                                   ==================     ================


         See notes to financial statements.


                                       82



GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
STATEMENTS OF PARTNERS' CAPITAL
- --------------------------------------------------------------------------------------------------------------------------------
FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1994 (As Restated)
- --------------------------------------------------------------------------------------------------------------------------------



                                                                         General             Limited
                                                                         Partner            Partners              Total
                                                                         -------            --------              -----

Balance, December 31, 1993                                    $           41,979    $       1,492,077    $      1,534,056

    Net income                                                           457,520              999,549           1,457,069

    Distributions to partners                                           (72,542)             (23,098)            (95,640)
                                                              -------------------   ------------------   -----------------

Balance, December 31, 1994                                               426,957            2,468,528           2,895,485

    Net income                                                           500,769            1,094,037           1,594,806

    Distributions to partners                                          (273,585)            (473,142)           (746,727)
                                                              -------------------   ------------------   -----------------

Balance, December 31, 1995                                     $         654,141      $     3,089,423    $      3,743,564
                                                              ===================   ==================   =================



See notes to financial statements.






                                       83



GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
STATEMENTS OF CASH FLOWS
- --------------------------------------------------------------------------------------------------------------------------------

                                                                                       For the Year Ended December 31,
                                                                                       -------------------------------

                                                                                                             (As restated,
                                                                                                              see Note 6)
                                                                                             1995                 1994
                                                                                             ----                 ----
CASH FLOWS FROM OPERATIONS:
   Net income                                                                       $      1,594,806       $    1,457,069


   Adjustments to reconcile net income to net cash provided by operations:
       Depreciation and amortization                                                         544,948              388,628
       Loss on disposal of assets                                                             65,410
       Changes in operating assets and liabilities:
         Accounts receivable, prepaid expenses and other assets                             (231,369)              (2,513)
         Accounts payable and accrued liabilities                                            407,052               83,999
                                                                                     ----------------      ---------------
         Net cash provided by operations                                                   2,380,847            1,927,183
                                                                                     ----------------      ---------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                                     (573,454)            (231,409)
   Proceeds received from sale of assets                                                       2,811
                                                                                     ----------------      ---------------

         Net cash used in investing activities                                             (570,643)            (231,409)
                                                                                     ----------------      ---------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from borrowings                                                                   50,000
   Principal repayments on borrowings                                                      (710,944)          (1,355,249)
   Distributions to partners                                                               (746,727)             (95,640)
                                                                                     ----------------      ---------------

         Net cash used in financing activities                                           (1,407,671)          (1,450,889)

                                                                                     ----------------      ---------------
INCREASE IN CASH AND CASH EQUIVALENTS                                                        402,533              244,885

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR                                               499,234              254,349
                                                                                     ----------------      ---------------
CASH AND CASH EQUIVALENTS AT END OF YEAR                                             $       901,767       $      499,234
                                                                                     ================      ===============




                                           -Continued on following page-

                                       84



GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
STATEMENTS OF CASH FLOWS (Continued)
- --------------------------------------------------------------------------------------------------------------------------------


SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

                                                                                        For the Year Ended December 31,

                                                                                          1995                  1994
                                                                                          ----                  ----


    Property and equipment acquired through long-term financing                      $     1,703,264       $      524,405
    Property and equipment returned to vendor in satisfaction of remaining
       financing obligation                                                          $       533,442



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

    Interest paid by the Partnership was $265,462 in 1995 and $357,466 in 1994.






See notes to financial statements.

                                       85




GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
NOTES TO FINANCIAL STATEMENTS
- --------------------------------------------------------------------------------

1.       DESCRIPTION OF BUSINESS

     Gold Creek Associates, L.P. (a limited partnership), doing business as Womack's Saloon & Gaming Parlor (the "Partnership"), operates a casino located in Cripple Creek, Colorado. The Partnership was formed on February 15, 1992, and the casino began doing business on July 19, 1992. The Partnership expanded its gaming operations in May 1994, when it began operating the neighboring Diamond Lil's casino. In July 1995 the Partnership began operating its other neighboring casino, Wild Bill's, which was subsequently renamed Womack's Golden Horseshoe. The general partner of the Partnership is Chrysore, Inc., which holds an interest of 31.4%. The remaining 68.6% is held by approximately 30 limited partners.

2.       SIGNIFICANT ACCOUNTING POLICIES

     Use of Estimates - The preparation of the accompanying financial statements in accordance with generally accepted accounting principles requires the use of estimates by management in determining the reported amount of certain assets, liabilities, revenues and expenses. Actual results could differ from those estimates.

     Cash Equivalents - All highly liquid investments with a maturity of three months or less at the time of purchase are considered to be cash equivalents.


     Fair Value of Financial Instruments - In accordance with the reporting and disclosure requirements of Statement of Financial Accounting Standards ("SFAS") No. 107, "Disclosures about Fair Values of Financial Instruments," the Partnership calculates the fair value of financial instruments and includes this additional information in the notes to its financial statements when the fair value does not approximate the carrying value of those financial instruments. Fair value is determined using quoted market prices whenever available. When quoted market prices are not available, the Partnership uses alternative valuation techniques such as calculating the present value of estimated future cash flows utilizing risk-adjusted discount rates.

     Property and Equipment - Property and equipment are stated at cost. Depreciation of assets in service is provided using the straight-line method over the estimated useful lives or the applicable lease term, if shorter.


     Revenue Recognition - Casino revenue is the net win from gaming activities, which is the difference between gaming wins and losses.

     Promotional Allowances - Food and beverage furnished without charge to customers is included in gross revenue at a value which approximates retail and then deducted as complimentary services to arrive at net revenue. The estimated cost of such complimentary services is charged to casino operations and was $179,000 in 1995 and $138,000 in 1994.

     Gaming Taxes - Gaming taxes are recorded in the accompanying financial statements by applying the estimated effective tax rate for the taxing authority's fiscal year, which ends on September 30, to the Partnership's taxable gaming revenue.

     Income Taxes - The Partnership is not subject to federal or state income taxes on its income as such taxes are the responsibility of the partners. Accordingly, no provision or liability for income taxes is included in the accompanying financial statements.

     Recently Issued Accounting Pronouncement - The Financial Accounting Standards Board ("FASB") issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," in March 1995. This statement, effective for the Partnership's fiscal year ending December 31, 1996, requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Management believes that if SFAS No. 121 had been applied in preparing its 1995 financial statements, it would not have had a significant effect on the financial position or results of operations of the Partnership.

3.       PROPERTY AND EQUIPMENT

     Property and equipment at December 31, 1995 consists of the following:




                                                                                                        Estimated
                                                                                                      Service Life
                                                                                                        in Years
                                                                                                        --------

         Land and improvements                                                    $     2,216,283
         Buildings and improvements                                                     1,848,740         31.5
         Gaming equipment                                                               3,464,781         5 - 7
         Furniture and office equipment                                                   237,877           7
                                                                                -----------------
                                                                                        7,767,681
           Less:  accumulated depreciation and amortization                              (981,029)
                                                                                -----------------

           Property and equipment, net                                            $     6,786,652

                                                                                 =================

         Equipment recorded under capital leases, consisting primarily of gaming equipment, totaled $223,787, less accumulated amortization of $55,928, at December 31, 1995.

4.       LONG-TERM DEBT, LEASES, COMMITMENTS AND CONTINGENCIES

     Long-term debt, including capital lease obligations, at December 31, 1995 consist of the following:


           Note payable  secured by first  mortgage on building in Cripple Creek,
               CO, payable in monthly installments of $14,945 including interest at 9%, maturing in July 1999
               with a balloon payment of approximately $1,000,300                    $  1,267,589
           Note payable to bank, secured by second mortgage on
               building in Cripple Creek, payable in monthly installments of $8,262, including interest at a floating rate, maturing
               in July 1999                                                               300,989

                                       87




           Note payable secured by gaming equipment, payable in
               monthly installments of $39,076, including interest
               at 12%, maturing in May 1998                                              1,100,872
           Note payable secured by gaming equipment, payable in
               monthly installments of $10,309, plus interest at 12%,
               maturing in July 1998                                                       333,294
           Notes payable secured by gaming equipment, payable in
               monthly installments of $5,668, including interest at
               14%, maturing in April and July 1996                                         33,435
           Note payable secured by gaming equipment, payable in
               monthly installments of $2,728, including interest at
               12.5%, maturing in January 1997                                              35,256
           Note payable secured by computer equipment, payable in
               monthly installments of approximately $25,000,
               including interest at 12%, maturing in June 1996                            149,477
           Note payable secured by gaming equipment, payable in
               monthly installments of $5,523, including interest at
               14%, maturing in May 1996                                                    59,451
           Note payable, unsecured, payable in monthly installments
              of $1,660, including interest at 12%, maturing in June 1998                   42,859
           Capital lease obligations                                                       109,030

                                                                                  ----------------
           Total long-term debt and capital lease obligations                            3,432,252
           Less current portion                                                           (967,911)
                                                                                  =================
           Long-term portion                                                       $     2,464,341
                                                                                  =================

         The note  payable to bank bears  interest  at the bank's base rate plus
         1%, which was 10.25% at December 31, 1995, and is adjustable daily. The required monthly payments of $8,262 are based on an imputed interest rate of 11%. Monthly payments are applied to interest first, then principal.

         Scheduled maturities of long-term debt and capital lease obligations at December 31, 1995, are as follows:


                                                                                            Total
                                                                                            -----
                      1996                                                         $         967,911
                      1997                                                                   746,101
                      1998                                                                   611,709
                      1999                                                                 1,106,531
                                                                                    ================
                      Total                                                            $   3,432,252
                                                                                    ================


                                       88



Future minimum payments under capital lease obligations and commitments under noncancelable operating leases at December 31, 1995, are as follows:

                                                                            Capital Leases          Operating
                                                                                                     Leases

                    1996                                                    $        67,349     $       367,200
                    1997                                                             52,845             367,200
                    1998                                                              3,343             367,200
                    1999                                                                                367,200
                    2000                                                                                367,200
                    Thereafter                                                                        1,433,400
                                                                            ----------------    ----------------
                    Future minimum lease payments                                   123,537     $     3,269,400
                                                                                                ================
                    Less amounts representing interest                              (14,507)
                                                                            ----------------
                    Present value of minimum lease payments                         109,030
                    Less current portion                                            (58,533)
                                                                            ----------------
                    Long-term portion                                        $        50,497
                                                                             ================

         Capital lease obligations represent vendor-financed purchases of gaming equipment. Noncancelable operating leases consist of leases with unrelated third parties for portions of the building in which the Partnership conducts its casino operations. Rental expense was $365,040 in 1995 and $199,597 in 1994. The Partnership is party to legal proceedings arising in the normal course of business. Management believes that the final outcome of these matters will not have a material adverse impact on the Partnership's financial position or results of operations.

5.       RELATED PARTY TRANSACTIONS

     During the year ended December 31, 1995, the Partnership paid management fees totaling $157,300 to its general partner. At December 31, 1995, the Partnership had a receivable of $100,000 for advances made to the general partner. The advances were repaid in early 1996.

6.       RESTATEMENT OF 1994 FINANCIAL STATEMENTS

     The Partnership's 1994 financial statements have been restated from amounts previously reported. The effects of the restatement on partners' capital at January 1, 1994 and on net income for the year ended December 31, 1994 are as follows:


                                                                                                            Net Income
                                                                           Partners' Capital            for the Year Ended
                                                                          at January 1, 1994             December 31, 1994
                                                                          ------------------             -----------------

           As previously reported                                           $   1,755,421                 $    1,565,937
           Decrease due to:
               Adjustment of gaming tax expense from marginal
                   to effective rate                                             (119,124)                       (53,469)
               Expensing cost of chips and tokens previously
                   capitalized                                                    (34,335)
               Recognition of liability for promotion program                     (47,495)                       (29,782)
               Expensing of other costs previously capitalized                    (20,411)                       (25,617)

                                                                         ======================    =======================
           As restated                                                      $   1,534,056                 $    1,457,069
                                                                         ======================    =======================

         The previously  reported  distributions  to partners for the year ended
         December 31, 1994 have been restated as follows:

                                                                         General           Limited
                                                                         Partner           Partners            Total
                                                                         -------           --------            -----

           Distributions as previously reported                       $    201,456       $    440,123       $     641,579
                                                                      ==============    ===============    ===============

           Distributions as restated                                  $     20,780      $      74,860      $       95,640
                                                                      ==============    ===============    ===============

         The distributions previously reported have been reduced by amounts which were not declared and paid until 1995. Such amounts were previously included in current liabilities at December 31, 1994.

7.   DISTRIBUTION TO PARTNERS


     Subsequent to December 31, 1995, the Partnership made cash distributions of $282,600 to the general partner and $617,400 to the limited partners in accordance with provisions of the Partnership agreement.

8.   PROPOSED SALE OF ASSETS

     In September 1995 the Partnership signed a definitive agreement to sell substantially all of its assets to a wholly-owned subsidiary of Century Casinos, Inc. ("Century"). The total sales price is approximately $13.5 million, consisting of an anticipated cash component of $5 million, a promissory note of $5 million to be issued by Century and approximately $3.5 million of existing debt of the Partnership to be assumed by Century. The cash consideration is subject to adjustment by the amount of the Partnership's working capital, as defined, at closing. Additionally, the agreement provides that two years after the closing of the transaction, Century will issue 1,060,000 shares of its common stock to two principals of the Partnership's general partner who will be entering into employment contracts with Century at closing. Closing of the transaction is subject to Century securing acceptable financing and obtaining required regulatory approvals. Century has made escrow deposits totaling $400,000 toward the purchase price. The deposits are subject to forfeiture to the Partnership under certain circumstances and are not reflected in the accompanying financial statements. The Partnership anticipates that, should all the foregoing requirements be met, the transaction will close in the second quarter of 1996.

9.   EVENT SUBSEQUENT TO APRIL 1, 1996 (Unaudited)

     On July 1, 1996, the sale of assets described in Note 8 was consummated. The total sales price of approximately $13.5 million consisted of a base cash payment of $5 million plus $320,000 for the amount of estimated working capital as of the closing date (subject to final determination), a promissory note of $5.2 million and approximately $3 million of debt to be assumed by Century. The number of shares to be issued to two principals of the Partnership's general partner is subject to upward adjustment, determined by a formula, to the extent that the trading price of Century's stock is less than $1.58 at the time of issuance, and subject to downward adjustment to the extent that the trading price exceeds $4.00.

     The promissory note issued to the Partnership bears interest at 9% and provides for monthly payments of only interest for eighteen months; thereafter, monthly principal payments of $43,121, plus interest on the unpaid principal, are required, with a final balloon principal payment of $2,328,000 due July 2003. The note is secured by substantially all of the tangible assets sold, subject to existing encumbrances, and Century is required to meet certain financial covenants.


GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
BALANCE SHEET (Unaudited)
- ------------------------------------------------------------------------------------------------------------------------------------

                                                                                              March 31, 1996
                                                                                              --------------
CURRENT ASSETS:

   Cash and cash equivalents
                                                                                               $        974,897
   Accounts receivable, prepaid expenses and other,                                                     203,329
                                                                                          ---------------------
       Total current assets                                                                           1,178,226

PROPERTY AND EQUIPMENT, net                                                                           6,597,888
OTHER ASSETS, net of accumulated amortization of $19,343                                                 78,675
                                                                                          =====================
TOTAL                                                                                          $      7,854,789
                                                                                          =====================

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
   Current portion of long-term debt and capital lease obligations                             $        856,048
   Accounts payable and accrued liabilities                                                             819,526
                                                                                         ----------------------
        Total current liabilities                                                                     1,675,574

LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS                                                          2,242,009

COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL:
    General partner                                                                                     701,441
    Limited partners                                                                                  3,235,765
                                                                                         ----------------------
        Total partners' capital                                                                       3,937,206
                                                                                         ----------------------
                                                                                         ======================
TOTAL                                                                                           $     7,854,789
                                                                                         ======================


See notes to financial statements.

                                       92



GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
STATEMENTS OF INCOME (Unaudited)
- ----------------------------------------------------------------------------------------------------------------------------------


                                                                                   For the Three Months Ended March 31,

                                                                                      1996                    1995
                                                                                      ----                    ----

OPERATING REVENUE:
   Casino                                                                      $         2,850,047          $   1,713,781
   Food and beverage                                                                       132,730                 63,692
   Other                                                                                    11,499                  8,326
                                                                               --------------------     ------------------
                                                                                         2,994,276              1,785,799
Less promotional allowances                                                                (94,328)               (58,769)
                                                                               --------------------     ------------------
           Net operating revenue                                                         2,899,948              1,727,030
                                                                               --------------------     ------------------

OPERATING COSTS AND EXPENSES:
    Casino                                                                               1,422,177              1,058,820
    Food and beverage                                                                       44,835                  4,078
   General and administrative                                                              328,097                214,644
   Depreciation and amortization                                                           127,341                102,703
                                                                               --------------------    ------------------
           Total operating costs and expenses                                            1,922,450              1,380,245
                                                                               --------------------     ------------------

INCOME FROM OPERATIONS                                                                     977,498                346,785

OTHER INCOME (EXPENSE):
     Interest expense                                                                     (128,999)               (65,128)
     Loss on disposal of assets                                                            (44,591)
     Interest income and other                                                               9,418                  6,873
                                                                               --------------------     ------------------

NET INCOME
                                                                                $          813,326       $        288,530
                                                                               ====================     ==================




         See notes to financial statements.


                                       93



GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
CONDENSED STATEMENTS OF CASH FLOWS (Unaudited)
- --------------------------------------------------------------------------------------------------------------------------------

                                                                                   For the Three Months Ended March 31,

                                                                                       1996                   1995
                                                                                       ----                   ----
CASH FLOWS FROM OPERATIONS
                                                                                 $        1,007,423     $         527,579
                                                                                 ------------------     ------------------
CASH FLOWS FROM INVESTING ACTIVITIES:                                                       19,586               (123,579)
                                                                                 ------------------     ------------------
CASH FLOWS FROM FINANCING ACTIVITIES:                                                     (953,879)              (669,561)
                                                                                 ------------------     ------------------
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                            73,130               (265,561)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD                                           901,767                499,737
                                                                                 ------------------     ------------------
 CASH AND CASH EQUIVALENTS AT END OF PERIOD                                      $         974,897       $        234,176
                                                                                 ==================     ==================




SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

     Interest paid by the Partnership was $128,999 in 1996 and $65,128 in 1995.

See notes to financial statements.

GOLD CREEK ASSOCIATES, L.P. (a Limited Partnership)
NOTES TO FINANCIAL STATEMENTS (Unaudited)
- --------------------------------------------------------------------------------

1.  DESCRIPTION  OF  BUSINESS

     Gold Creek Associates, L.P. (a limited partnership), doing business as Womack's Saloon & Gaming Parlor (the "Partnership"), operates a casino located in Cripple Creek, Colorado. The Partnership was formed on February 15, 1992, and the casino began doing business on July 19, 1992. The Partnership expanded its gaming operations in May 1994, when it began operating the neighboring Diamond Lil's casino. In July 1995 the Partnership began operating its other neighboring casino, Wild Bill's, which was subsequently renamed Womack's Golden Horseshoe. The general partner of the Partnership is Chrysore, Inc., which holds an interest of 31.4%. The remaining 68.6% is held by approximately 30 limited partners. The accompanying financial statements and related notes have been prepared in accordance with generally accepted accounting principles for interim financial reporting. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of management, all adjustments (consisting of only normal recurring accruals) considered necessary for fair presentation of financial position, results of operations and cash flows have been included. These financial statements should be read in conjunction with the Partnership's financial statements and notes thereto for the year ended December 31, 1995.

2. EVENT SUBSEQUENT TO MARCH 31, 1996 - SALE OF ASSETS

     On July 1, 1996, the Partnership sold substantially all of its assets to a wholly-owned subsidiary of Century Casinos, Inc.("Century"). The total sales price was approximately $13.5 million, consisting of a base cash payment of $5 million plus $320,000 for the amount of estimated working capital as of the closing date, a promissory note of $5.2 million issued to the Partnership and approximately $3 million of existing debt of the Partnership to be assumed by Century. The working capital portion of the sales price is subject to final determination sixty days after the closing date. Additionally, the agreement provides that two years after the closing of the transaction, Century will issue 1,060,000 shares of its common stock, valued at approximately $2 million based on recent trading prices, to two principals of the Partnership's general partner, which individuals have entered into consulting contracts with Century at closing. The number of shares to be issued is subject to upward adjustment, determined by a formula, to the extent that the trading price of Century's stock is less than $1.58 at the time of issuance, and subject to downward adjustment to the extent that the trading price exceeds $4.00. The promissory note issued to the Partnership bears interest at 9% and provides for monthly payments of only interest for eighteen months; thereafter, monthly principal payments of $43,121, plus interest on the unpaid principal, are required, with a final balloon principal payment of $2,328,000 due July 2003. The note is secured by substantially all of the tangible assets sold, subject to existing encumbrances, and Century is required to meet certain financial covenants.

              PRO FORMA COMBINED FINANCIAL INFORMATION (Unaudited)


                                  INTRODUCTION


     The accompanying pro forma combined balance sheet as of March 31, 1996 has been prepared to reflect, on a pro forma basis, the effects of the acquisition of assets and assumption of liabilities of Gold Creek Associates, L.P. ("Gold Creek") by Century Casinos, Inc. ("Century") as if the acquisition had occurred on March 31, 1996. The acquisition was consummated on July 1, 1996. The transaction is more fully described in Item 2, under the heading "Acquisition of Womack's Saloon & Gaming Parlor," elsewhere in this Form 8-K.

     The accompanying pro forma combined income statements for the three months ended March 31, 1996 and for the year ended December 31, 1995, were prepared as if the acquisition had occurred on January 1, 1995. Material nonrecurring charges resulting from the transaction which are expected to be included in the determination of net income subsequent to March 31, 1996, have not been included in the pro forma income statement for the three months ended March 31, 1996, but have been separately disclosed.

     The pro forma combined financial information is not necessarily indicative of the results which actually would have occurred had the acquisition been consummated on the dates indicated above, nor does it purport to represent the combined future financial position or results of operations.

     The historical financial information presented for Century and Gold Creek has been derived from their audited financial statements for the year ended December 31, 1995 and from their unaudited financial statements for the three months ended March 31, 1996. The applicable historical Gold Creek financial statements are included elsewhere herein.



                             CENTURY CASINOS, INC.
                  PRO FORMA COMBINED BALANCE SHEET (Unaudited)

                                                                               As of March 31, 1996
                                                                               --------------------
                                                     Historical           Historical          Pro Forma          Pro Forma
                                                      Century             Gold Creek         Adjustments          Combined
                                                      -------             ----------         -----------          --------
                                                                                 (in thousands)
                                                                                 --------------

ASSETS
Current Assets
  Cash, cash equivalents and short-term investment     $    3,769           $    975         $    (4,920)(a)    $    4,298
                                                                                                    (540)(b)
                                                                                                   4,552 (c)
                                                                                                     462 (d)

  Other                                                       624                203                   6 (e)           833
                                                       ----------         ----------          ----------        ----------
    Total current assets                                    4,393              1,178                (440)            5,131
                                                       ----------         ----------          ----------        ----------
Property and Equipment, net                                 4,780              6,598                 320 (a)        11,698


Goodwill                                                    5,935                                  8,237 (a)        14,841
                                                                                                     540 (b)
                                                                                                     129 (e)
Deferred costs                                              1,558                                                    1,558
Other                                                       1,609                 79                (400)(a)           897
                                                                                                      38 (d)
                                                                                                    (429)(e)
                                                       ----------         ----------          ----------        ----------
TOTAL ASSETS                                          $    18,275         $    7,855          $    7,995       $    34,125
                                                      ===========         ==========          ==========       ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities
  Current portion of long-term debt                      $    505           $    856                            $    1,361

  Accounts payable, accrued liabilities and other             917                820                                 1,737
                                                       ----------         ----------          ----------        ----------
    Total current liabilities                               1,422              1,676                   0             3,098
                                                       ----------         ----------          ----------        ----------
Long-term debt, net of current portion                      1,690              2,242          $    5,174 (a)         9,606
                                                                                                     500 (d)
Shareholders' equity:
  Common stock                                                118                                     11 (a)           170
                                                                                                      41 (c)

  Partners' capital                                                            3,937              (3,937)(a)
  Additional paid-in-capital                               18,606                                  1,989 (a)        25,106
                                                                                                   4,511 (c)
  Foreign currency translation adjustment                      (9)                                                      (9)
  Accumulated deficit                                      (3,552)                                  (294)(e)        (3,846)
                                                       ----------         ----------          ----------        ----------
    Total shareholders' equity                             15,163              3,937               2,321            21,421
                                                       ----------         ----------          ----------        ----------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY            $    18,275         $    7,855          $    7,995       $    34,125

                                                      ===========         ==========          ==========       ===========
                                       97


  Pro Forma Adjustments

     (a) To record purchase of Gold Creek assets and assumption of existing debt for cash of $5,000,000 (less previously paid escrow deposit of $400,000, plus working capital adjustment of $320,000), issuance of note to seller in principal amount of $5,174,000 and assumed issuance of Century stock (valued at $2,000,000) to two principals of seller two years after closing date of acquisition.

     (b) To record estimated out-of-pocket costs of the acquisition incurred subsequent to March 31, 1996.

     (c) To record estimated net proceeds from the sale of 4,072,233 shares of Century common stock to finance the acquisition.

     (d) To record the issuance of a convertible debenture in the face amount of $500,000, and related issuance costs of $37,500, to finance the acquisition.

     (e) To reclassify out-of-pocket costs of the acquisition incurred through March 31, 1996, and to write off previously deferred costs relating to financing efforts which did not result in the consummation of financing.

                                       98


                             CENTURY CASINOS, INC.
                 PRO FORMA COMBINED INCOME STATEMENT (Unaudited)


                                                                            For the Three Months Ended March 31, 1996
                                                                            -----------------------------------------
                                                             Historical         Historical          Pro Forma          Pro Forma
                                                              Century           Gold Creek         Adjustments          Combined
                                                              -------           ----------         -----------          --------
                                                                        (in thousands, except share and per share data)
                                                                        -----------------------------------------------

OPERATING REVENUE:
  Casino                                                  $    1,101          $    2,850                            $    3,951
  Food and beverage                                               14                  39                                    53
  Other                                                           19                  11                                    30
                                                          ----------          ----------          ----------        ----------

    Net operating revenue                                      1,134               2,900                                 4,034
                                                          ----------          ----------          ----------        ----------
OPERATING COSTS AND EXPENSES:

  Casino                                                         425               1,422                                 1,847
  Food and beverage                                               21                  45                                    66
  General and administrative                                     764                 328                                 1,092
  Depreciation and amortization                                  315                 127            $    164 (a)           606
                                                          ----------          ----------          ----------        ----------
    Total operating costs and expenses                         1,525               1,922                 164             3,611
                                                          ----------          ----------          ----------        ----------
INCOME (LOSS) FROM OPERATIONS                                   (391)                978                (164)              423

OTHER INCOME (EXPENSE), net                                       11                (165)               (132)(b)          (286)
                                                          ----------          ----------          ----------        ----------
INCOME (LOSS) BEFORE INCOME TAXES                               (380)                813                (296)              137

PROVISION FOR INCOME TAXES                                                                                36 (c)            36
                                                          ----------          ----------          ----------        ----------
NET INCOME (LOSS)                                          $    (380)           $    813           $    (332)         $    101
                                                          ==========          ==========          ==========         =========
INCOME (LOSS) PER SHARE                                   $    (0.03)                                                $    0.01
                                                          ==========                                                 =========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                11,602,839                                                16,735,072
                                                          ==========                                                ==========



    Pro Forma Adjustments

     (a)  To  record   goodwill   amortization   of  $148,000   and   additional
          depreciation of $16,000 on fair value step-up to property and equipment.

     (b) To record interest expense of $15,000 on convertible debenture and $117,000 on promissory note issued to Gold Creek.

     (c) To adjust the provision for income taxes based on pro forma combined pretax income. Due to the availability of net operating loss carryforwards, the pro forma provision for income taxes consists of $32,000 for the anticipated utilization of Century net operating loss carryforwards related to a previous business combination, and $4,000 of alternative minimum tax.

     The Company expects to record, in the second quarter of 1996, a charge to operations of $294,000, net of income tax effects, relating to the write off of previously deferred costs relating to financing efforts which did not result in the consummation of financing. Such charge has not been reflected in the pro forma combined income statement presented above.


                                       99


                             CENTURY CASINOS, INC.
                 PRO FORMA COMBINED INCOME STATEMENT (Unaudited)


                                                                            For the Year Ended December 31, 1995
                                                                            ------------------------------------
                                                             Historical         Historical          Pro Forma          Pro Forma
                                                              Century           Gold Creek         Adjustments          Combined
                                                              -------           ----------         -----------          --------
                                                                        (in thousands, except share and per share data)
                                                                        -----------------------------------------------

OPERATING REVENUE:

  Casino                                                   $    4,003          $    9,641                           $    13,644
  Food and beverage                                               133                 174                                   307
  Other                                                            86                  70                                   156
                                                           ----------          ----------          ----------        ----------
    Net operating revenue                                       4,222               9,885                                14,107
                                                           ----------          ----------          ----------        ----------
OPERATING COSTS AND EXPENSES:

  Casino                                                        1,794               5,656                                 7,450
  Food and beverage                                               251                 325                                   576
  General and administrative                                    3,532               1,446                                 4,978
  Depreciation and amortization                                 1,251                 545            $    657 (a)         2,453
                                                           ----------          ----------          ----------        ----------
    Total operating costs and expenses                          6,828               7,972                 657            15,457
                                                           ----------          ----------          ----------        ----------
INCOME (LOSS) FROM OPERATIONS                                  (2,606)              1,913                (657)           (1,350)

OTHER INCOME (EXPENSE), net                                     3,518                (318)               (526)(b)         2,674
                                                           ----------          ----------          ----------        ----------
INCOME (LOSS) BEFORE INCOME TAXES                                 912               1,595              (1,183)            1,324

PROVISION FOR INCOME TAXES                                        300                                       4 (c)           304
                                                           ----------          ----------          ----------        ----------
NET INCOME (LOSS)                                          $      612          $    1,595         $    (1,187)       $    1,020
                                                           ==========          ==========         ===========        ==========

INCOME (LOSS) PER SHARE                                    $     0.06                                                 $    0.07
                                                           ==========                                                ==========
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                 10,471,052                                                15,603,285
                                                           ==========                                                ==========

    Pro Forma Adjustments

     (a)  To  record   goodwill   amortization   of  $593,000   and   additional
          depreciation of $64,000 on fair value step-up to property and equipment.

     (b) To record interest expense of $61,000 on convertible debenture and $465,000 on promissory note issued to Gold Creek.

     (c) To adjust the provision for income taxes based on pro forma combined pretax income. Due to the availability of net operating loss carryforwards, the adjustment for income taxes consists solely of alternative minimum tax.

    Included in other income for Century for the year ended December 31, 1995 is a nonrecurring gain of $3,928,000 relating to the termination of a riverboat gaming management contract.



                                       100